CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 15, 2007
Date of Report
(Date of Earliest Event Reported)

HUIHENG MEDICAL, LIMITED.
(Formerly Mill Basin Technologies, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-132056	20-4078899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.506, Block B, Yingdali Digital Park,Hongmian Road,
Futian Free Trade Zone, Shenzhen, P.R.China 518038
(Address of principal executive offices (zip code))

86- 25331511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.03	Material Modifications to Rights of Securities Holders
Item 5.01	Changes in Control of Registrant Item
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
Item 5.03	Amendment to the Articles of Incorporation or Bylaws; Change of Fiscal Year
Item 5.06	Change in Shell Company Status
Business
Risk Factors
Financial Information
Management’s Discussion and Analysis
Properties
Security Ownership of Certain Beneficial Owners and Management
Directors and Executive Officers
Executive Compensation
Certain Relationships and Related Transactions
Legal Proceedings
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Recent Sales of Unregistered Securities
Description of Registrant’s Securities to be Registered
Indemnification of Directors and Officers
Financial Statements and Supplementary Data
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Item 9.01	Financial Statements
Financial Statements of business acquired
Pro Forma Financial information
Exhibit

Section 1 - Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

Section 2 - Financial Information

Item 2.01: Completion of Acquisition or Disposition of Assets

Section 3 - Securities and Trading Markets

Item 3.03: Material Modification to Rights of Security Holders.

Section 5 - Corporate Governance and Management

Item 5.01: Changes in Control of Registrant Item

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Item 5.03: Amendment to the Articles of Incorporation or Bylaws; Change of Fiscal Year

Item 5.06: Change in Shell Company Status

Section 9 - Financial Statements

Item 9.01: Financial Statements

FORWARD-LOOKING STATEMENTS

This filing contains certain forward-looking statements. When used in this filing or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” "may," "project," "plan" or "continue," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this filing are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this filing might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

DESCRIPTION OF THE SHARE EXCHANGE AGREEMENT AND SHARE EXCHANGE

On May 15, 2007, we entered into a definitive Share Exchange Agreement to acquire all of the issued and outstanding stock of Allied Moral Holdings Limited (“Allied”), a British Virgin Islands company with operating subsidiaries in the People’s Republic of China (the “Share Exchange”). We closed the Share Exchange that same date. As a result, Allied became our wholly owned subsidiary, and we changed our name from Mill Basin Technologies, Ltd. to Huiheng Medical, Inc. (“Allied” or “Huiheng” or the “Company” or “we” or “our”).

In the Share Exchange, Mill Basin acquired all of Allied’s issued and outstanding shares of common stock in exchange for 13,000,000 shares of Mill Basin’s common stock. In addition, we exchanged shares of Allied’s Series A Preferred Stock 266,667 for all of the shares of Mill Basin Series A Preferred Stock. Prior to concluding the Share Exchange, certain shareholders of Mill Basin contributed 9,700,000 shares of common stock to Mill Basin as treasury shares. As a result of all of the foregoing, we now have 13,450,000 shares of common stock issued and outstanding and 266,667 shares of Series A Preferred Stock issued and outstanding. Of that amount, Allied’s former shareholders own 96.65%, of the common stock and 100% of the preferred stock. The balance of the common stock is held by Mill Basin’s prior shareholders. As a result of the Share Exchange, Allied’s former shareholders obtained control of Allied, and Allied’s officers and directors were appointed as Allied’s officers and directors. Those persons who were directors and officers of Mill Basin before the Share Exchange resigned effective upon the closing of the Share Exchange.

DESCRIPTION OF THE BUSINESS

(a) General Development of Business Prior to the Share Exchange

Mill Basin Technologies, Ltd. ("Registrant" or "the Company") was, prior to the Share Exchange, an inactive company seeking merger opportunities or business operations. On September 5, 2006 the Company ceased operations, and all previous business activities were discontinued. The Company has no subsidiaries.

The Company was formed under the name Pinewood Imports, Ltd. as a limited liability company in the State of Nevada in November 2002 and was converted into a Nevada corporation on August 29, 2005. As a limited liability company, the results of the Company’s operations were, for tax purposes, passed through to its members.

The Company’s principal business was the importation from Brazil of molding and door component products, such as framing materials, made from pine wood. The imported products were sold to retailers and/or distributors serving the residential building distribution industry throughout the United States and Canada. The Company also served as a sales representative for Brazilian exporters.

In December 2005 the Company sold 700,000 shares of its common stock in a private placement at a price of $.001 per share to 39 individuals. In April 2006, the Company registered for resale 1,583,500 shares of its common stock belonging to certain stockholders (although the Company was not obligated to do so by virtue of any Registration Rights Agreement or other agreement), and subjected itself to the Securities Exchange Act of 1934 reporting requirements because it believed that its being a public entity would provide benefits in visibility for carrying on its business and provide liquidity to its shareholders.

On September 1, 2006, Keith S. Barton and Michelle M. Barton, principal stockholders of the Company) and 33 other stockholders, as sellers (each a  “ Seller” and collectively, the “Sellers”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Harborview Master Fund LP (“Harborview”) and Diverse Trading Ltd., as purchasers (each a “Purchaser” and collectively the “Purchasers”). Pursuant to the terms of the Securities Purchase Agreement, the Sellers sold an aggregate of 10,044,600 shares of the Company’s common stock (the “Shares”), representing 98.96% of the outstanding shares. All proceeds were paid to the Sellers. No proceeds were paid to the Company.

On September 1, 2006, Keith S. Barton and Michelle M. Barton, who had been officers and directors of the Company, resigned from those positions.

By Board action on September 1, 2006, Richard Rosenblum, who had been elected as a director of the Company, was elected as President, Chief Executive Officer and Chief Financial Officer of the Company, and David Stefansky was elected as Secretary of the Company and as a director of the Company. Richard Rosenblum and David Stefansky are principals of the general partner of Harborview, one of the Purchasers. Neither has an employment agreement with the Company.

The Board of Directors authorized the Company to discontinue its business operations as conducted prior to the closing of the transactions which were the subject of the Securities Purchase Agreement and to transfer such operations and the assets relating thereto to Keith S. Barton, former officer, director and stockholder of the Company, in consideration of Mr. Barton’s assuming all of the liabilities relating to such operations and assets.  The transfer to Mr. Barton and his assumption of the liabilities were effected on September 5, 2006. Mr. Barton and his wife, Michelle M. Barton, a former officer and director of the Company, have agreed to indemnify the Company against any loss or expense relating to the transferred operations or assets and also released the Company from any claims which either of them may have had against the Company. Among the assets transferred to Mr. Barton was the name “Pinewood Imports, Ltd.,” and Mr. Barton has the right to use that name or any similar name in the conduct of the transferred business operations.

On September 6, 2006, the Company filed an amendment to its certificate of incorporation changing the Company’s name to “Mill Basin Technologies, Ltd.” It then commenced its search for a business with which to merger or otherwise combine.

As of September 1, 2006, the Company ceased having any employees. Its directors and officers have since provided unpaid services to the Company on a part-time basis as needed.

(b) The Acquisition of Allied

On May 15, 2007, we entered into a share exchange agreement to acquire all of the issued and outstanding shares of the stock of Allied in exchange for 13,000,000 shares of our common stock and all of the issued and outstanding Series A Preferred Stock of Allied in exchange for 266,666 shares of our Series A Preferred Stock. In connection with the Share Exchange, we agreed to change our name to Huiheng Medical, Inc.. As a result of the contribution of Mill Basin’s shares of the common stock to the treasury, there were 450,000 shares of our common stock issued and outstanding immediately prior to the Share Exchange. Taking into account the shares issued in the Share Exchange, we now have 13,450,000 shares of common stock issued and outstanding, 450,000 (3.35%) of which are owned by Allied’s former shareholders, with the balance being held by Mill Basin’s prior shareholders, along with 266,666 shares of our Series A Preferred Stock, 100% of which is owned by former holders of Allied’s Series A Preferred Stock.

The Share Exchange is regarded as a reverse merger, since Allied’s former shareholders obtained control of Mill Basin. As a result, Allied is considered to be the acquirer for accounting purposes. Also as a result of the Share Exchange, we ceased being a shell company.

Mill Basin now owns 100% of the issued and outstanding stock of Allied, which was incorporated in the British Virgin Islands on July 26, 2006. Allied, holds 100% of the issued and outstanding stock of Tibet Changdu Shengfeng Industry Development Co., Ltd. (“Tibet Shengfeng”), which in turn owns 100% of the issued and outstanding stock of Wuhan Kangqiao Medical New Technology Co., Ltd. (“Wuhan Medical”), 75% of the issued and outstanding stock of Shenzen Hyper Technology Co., Ltd (“Shenzhen Hyper”) and 50% of the issued and outstanding stock of Beijing Yuankang Kbeta Nuclear Technology Co., Ltd. (“Beijing Kbeta”).

Tibet Shengfeng was founded in November 2004. As a Tibet-based holding company, it enjoys certain tax benefits. Its sole purpose is to hold the operating subsidiaries of the Company.

Shenzhen Hyper was founded in September 2001. It is engaged in the business of research, development, manufacture and servicing of the Super Gamma System, a medical devices that uses precisely targeted bursts of radiation in the treatment of cancerous tumors. Shenzhen Hyper is also the subsidiary that conducts the majority of the Company’s research and development activities for product improvements and new products.

Wuhan Medical was founded in September 2001. It is engaged in the research and development, production and servicing of the Company’s Head Gamma Treatment System (“HGTS”) and Body Gamma Treatment System (“BGTS”).

Beijing Kbeta was founded in December 2004 as a joint venture between Tibet Shengfeng and the Beijing Shuangyuan Isotope Technology Co., Ltd. and Beijing Taihai Tonghui Culture Technology Co., Ltd. The purpose of this joint venture is to work to develop and maintain standards for nuclear medical technologies and materials in China, including determining appropriate dosages of Cobalt 60 radiation delivered by Gamma Treatment Systems.

The address of our executive and administrative offices is No.506, Block B, Yingdali Digital Park,Hongmian Road, Futian Free Trade Zone, Shenzhen, P.R.China, post code is 518038 . Our telephone number is 86- 25331511 or 25331366.
Until August 2006, Tibet Shengfeng was 90% owned by Shenzhen Jiancheng Investment Co. Ltd (“SZ Jiancheng”), a Chinese investment company, and 10% owned by Shenzhen Huiheng Industry Co. Ltd. (“Huiheng Industry”), also a Chinese investment company. Mr. Hui Xiaobing, in turn, owned 96.5% of Huiheng Industry and 36% of SZ Jiancheng. Subsequently, SZ Jiancheng sold 89% of its 90% interest in Tibet Shengfeng to Huiheng Industry, making it a 99% owner of Tibet Shengfeng, with the other 1% having been acquired by Hui Xiaobing. In order to move ownership of the Company offshore, on August 21, 2006, Huiheng Industry and Hui Xiaobing transferred their respective ownership interests in Tibet Shengfeng to Allied, which at the time was 100% owned by Clear Honest Holdings Limited (“Clear Honest”), a British Virgin Island company that is 100% owned by Mr. Hui Xiaobing.

As part of this overall restructuring, SZ Jiancheng sold its 40% interest in Shenzhen Hyper to Tibet Shengfeng, which already owned 20% of Shenzhen Hyper. Tibet Shengfeng also acquired the 15% interest of Shenzhen Hyper held by Huang Jian, giving Tibet Shengfeng its current 75% ownership interest in Shenzhen Hyper. The remaining 25% is owned by Shenzhen OUR International Technology Development Co. Ltd.

Prior to this reorganization, Wuhan Medical had been 36% owned by Hui Xiaobing and 64% owned by Huiheng Industry. As part of the reorganization, these ownership interests in Wuhan Medical were transferred to Tibet Shengfeng, making Wuhan Medical a 100% owned subsidiary of Tibet Shengfeng.

The 50% ownership of Beijing Kbeta now held by Tibet Shengfeng had originally been split 30% Tibet Shengfeng and 20% Wuhan Medical. To further enhance the tax benefits associated with Tibet Shengfeng’s acting as the direct holding company of Beijing Kbeta, Wuhan Medical transferred its 20% interest to Tibet Shengfeng. The remaining 50% continues to be owned by Beijing Shuangyuan Isotope Technology Co., Ltd. and Beijing Taihai Tonghui Culture Technology Co., Ltd. 30% and 20%, respectively.

In January 2007, Allied received private investment with gross proceeds of US $10 million, in exchange for which it issued 2,666,667 shares of Series A Preferred Stock. As a result of this private investment, on a common-share equivalent basis Clear Honest held 80% of the issued and outstanding stock of Allied and the holders of the Series A Preferred Stock held 20%

Allied, through its subsidiaries, designs, develops, manufactures and services radiation therapy medical equipment used for the treatment of cancer. Allied’s customers are currently located in China only and are principally hospitals, other healthcare providers and third party investors that operate joint venture treatment centers with the hospitals. A more detailed description of Allied’s business is provided in the Narrative Description of the Business, at page 11, below.

(b) Financial Information About Segments & Geographic Areas

Total revenues by category of activity and geographic market

We currently operate only in one business segment and generate revenues from the sale of medical equipment and from service contracts for those devices. Our major production base is in China, and to date we sell our products only in China.

	Years Ended December 31,
	2004	2005	2006

Sales to China domestic customers	$	$9,800,487	$12,346,672

	$

Financial Information about Geographic Areas

As noted, to date we have sold our products only inside of China. As sales of our equipment are affected by national policies, we do not believe that there is a basis for breaking sales down further within China, for example, on a regional or provincial basis.

Virtually all of our long-lived assets are held by Tibet Shengfeng and its subsidiaries in China.

There are certain risks associated with the concentration of our operations in China. These include currency risks and political risks. See Risk Factors, below. Until recently, the Chinese government pegged its currency, the renminbi (RMB) to the United States dollar, adjusting the relative value only slightly and on infrequent occasions. Many people viewed this practice as leading to a substantial undervaluation of the RMB relative to the dollar and other major currencies, providing China with a competitive advantage in international trade. China now allows the RMB to float to a limited degree against a basket of major international currencies, including the dollar, the euro and the Japanese yen. This change in policy produced an initial revaluation of the RMB of about 2%, with further changes having occurred since, leading to a current exchange rate of about 7.7 RMB per Dollar versus about 8.11 RMB per Dollar at the start of 2006, or roughly 5%. More changes to the value of the RMB are expected.

While we do not yet sell products internationally, we purchase components of our systems from suppliers outside of China. In general, the appreciation of the RMB relative to other currencies would reduce the cost of these goods to us in RMB terms. Generally speaking, we purchase goods under contracts valued either in dollars or RMB. Contracts stated in dollars or Euros will, in general, be less costly to us if the appreciation of the RMB continues, but the effects of that are not thought to be substantial in the near term. If we expand our sales internationally, the fluctuation in currency values will become a more significant issue for us.

If further revaluation of the RMB does occur, as expected, it will result in an increase to our profits when stated in dollar terms for a given level of profit in RMB.

From a political standpoint, only recently has China moved away from a centrally planned economy toward a market driven economy. It is not possible to predict how rapidly the move to a market economy will continue, or if it will continue at all or even reverse. Similarly, the government has recently been encouraging the development and growth of privately owned enterprises. Both of those political trends have benefited our expansion. Should the government modify or reverse those policies, it could prove detrimental to us.

Additionally, China has historically been indifferent to the enforcement of intellectual property rights, on which we currently depend and expect to continue to depend to a significant degree. As a condition to its admission to the World Trade Organization, China committed to improve the enforcement of intellectual property rights, and there is evidence to show that it has done so, including increased prosecutions of intellectual property pirates. Should China reverse that policy, it could be detrimental to our business prospects due to our Chinese competitors’ infringement on our intellectual property.

Several factors make it difficult to tell whether we will derive more or less of our revenues from countries other than China going forward. The anticipated rapid growth of health care expenditures in China is expected to increase demand for our products domestically, and barriers to entry into international markets, such as regulatory approval requirements and the lack of brand name recognition, will tend to keep us focused on the Chinese domestic market. Countervailing factors include the already well-established markets in Japan, North America and Europe, as well as other emerging health care markets, including South American and Southeast Asia, which offer substantial opportunity for growth of our business. We intend to strike a balance between these competing factors that will produce the most stable and reliable growth.

(c) Narrative Description of Business

Prior to the Share Exchange, Mill Basin had not conducted any operations since September 2006. As a result of the Share Exchange, the operations of Allied’s subsidiaries became our principal operations, and therefore all of the information provided below relates to the operations of Allied’s subsidiaries.

Huiheng is engaged in China’s radiation oncology industry. The company’s current business focuses on the development, production, sales and after sales service of its line of Gamma Treatment Systems (“GTS”) used to treat and destroy cancer using precisely measured doses of radiation targeted at tumors. Huiheng’s leading product, the Super Gamma System (“SGS”) is capable of treating tumors located in the head and body. It has advantages over competing products, including price, functionality, quality and performance.

We conduct our business principally through the three subsidiaries of Tibet Shengfeng: Shenzhen Hyper, which is engaged in the principal research and development activities of the Company along with the production and servicing of the SGS system; Wuhan Medical, which also conducts research and development and focuses on the production and servicing of the Company’s HGTS and BGTS products, and Beijing Kbeta, a joint venture that is engaged in research on radiotherapy techniques.

Huiheng’s entire GTS product line is capable of treating tumors with sophisticated radiation therapy techniques, such as stereotactic radiosurgery, intensity-modulated radiotherapy and 3D conformal radiotherapy. As a result of its high quality, high performance and low-cost products, Huiheng has sold more GTS devices in China over the last five years than any other company. The company’s R&D operation has developed additional products that it will introduce through 2009. We also plan to expand our sales and distribution beyond China.

Our business is focused on the development and manufacture of devices used in the treatment of cancer. The Ministry of Health has identified cancer as the leading cause of death in China for the years 2002, 2003 and 2004. To the extent that cancer-related illness and death are caused by environmental factors, the air and water pollution associated with China’s rapid industrial expansion are expected to increase the rate of both. As a result, effective treatment of cancer is a high priority for China’s healthcare system.

The conventional and most commonly used treatment methods for cancer in China and elsewhere are surgery, radiotherapy and chemotherapy. High intensity focused ultrasound, radio frequency ablation, microwave thermo-coagulation and cryosurgery are some of the major new cancer treatment methods developed and commercialized in recent years. Biotherapy and gene therapy are currently still in experimental stages and are not currently available to patients generally. The selection of a particular treatment method for a patient depends on various factors, including the tumor’s receptivity to the treatment method, the location of the tumor, the stage of the tumor and the patient’s state of health. Cancer patients are usually treated by a combination of various treatment methods.

Huiheng is involved principally in radiotherapy, which uses an external radiation source to destroy or inhibit the growth of tumor tissues. Radiotherapy is often used as a complement to surgery. Although radiotherapy is used to treat a wide range of cancer types, different types of tumor tissues have different sensitivities to radiation, and different patients have different levels of tolerance for radiation, both of which play a role in determining if radiotherapy is an appropriate treatment. Radiation therapy is the primary treatment option for localized cancerous tumors, and approximately 50% of cancer patients in the United States are treated with radiation at some time during the course of their disease.

There are two primary types of radiation therapy. The first type, which represents the vast majority of radiation treatments, is external beam radiation therapy. In this type of radiation therapy, a beam of energy originating outside the patient's body is focused on the tumor. The second type of radiation therapy is internal radiation therapy, commonly referred to as brachytherapy, involves implanting radioactive materials in the patient's body at the site of the tumor. Huiheng's GTS products are external beam radiation therapy devices.

External radiation therapy can be divided into two main categories, common radiotherapy and precision radiotherapy. Common radiotherapy involves the use of a linear accelerator (“LINAC”) to deliver high energy X-rays to a tumor target. This X-ray beam is relatively wide. This type of common radiotherapy may be employed to treat relatively large, localized tumors, but it affects surrounding tissues, making it inappropriate for tumors in sensitive areas.

Precision radiotherapy devices deliver either high energy gamma or x-ray energy to tumor targets in a precise manner, limiting radiation exposure to surrounding tissue. Precision radiotherapy devices include the various gamma treatment systems, such as Huiheng’s GTS product line, Elekta’s Leksell system and various other devices capable of Stereotactic Radiosurgery, Conformal Radiotherapy treatments (CRT) and Intensity-Modulated Radiation Therapy (IMRT).

In general, gamma treatment systems are precision stereotactic radiotherapy devices that deliver low dose beams of high energy gamma ray energy to tumor targets for the purposes of destroying tumor cells. In the case of Huiheng’s GTS products, numerous gamma ray beams, arranged across an arc frame, are irradiated and collimated from a source of Cobalt-60, to the treatment target. The gamma ray beams intersect, precisely, at the tumor target and generate a high dosage gradient between the target and the surrounding tissue, minimizing radiation exposure outside the target.

The first gamma treatment system was developed by Dr. Lars Leksell in 1967 and was the prototype of the modern Leksell Gamma Knife made by Elekta. The Elekta Gamma Knife can be used to treat intracranial tumors and various functional disorders of the head and neck. Today, there are approximately 220 Leksell Gamma knife locations and the device has treated over 300,000 patients.

Huiheng’s line of gamma treatment systems include the Head Gamma Treatment System (“HGTS”), the Body Gamma Treatment System (“BGTS”) and the Super Gamma System (“SGS”). They were developed based on the principles of the Leksell system. They each deliver gamma radiation to tumor targets in an optimally precise and effective manner. The BGTS is used to treat a variety of tumors located throughout the body and is not used for intracranial tumors. Similarly, the HGTS treats only tumors of the head and other functional disorders of the head, especially those that cannot be treated with conventional surgery.. The SGS, on the other hand, can effectively treat tumors of both the head and body with accuracy and precision, and this wide range of applicability is what sets it apart from other GTS products on the market. In addition, Huiheng’s GTS products are capable of performing a wide range of treatment options, including stereotactic radiosurgery, stereotactic radiotherapy, intensity-modulated radiotherapy (“IMRT”) and 3D-conformal radiotherapy (“CRT”).

Prior to October 2005, our business had been organized differently. While we had the production operations described above, a significant part of our business involved the operation of treatment centers within Chinese hospitals. These treatment centers would either purchase or lease the Company’s products on favorable terms and participate in the revenue stream generated from the treatments delivered in the center. However, following our reorganization in 2005, we shifted our business model to one in which our revenues and profits are derived principally from the sale of our medical devices and from servicing those devices after sale.

Since the inception of Shenzhen Hyper in 2001, our revenues have grown steadily, with the shift in the business model leading to substantially greater revenues and profits compared with prior years. This was due to both the continued expansion of our business and the change in accounting treatment accorded to sales of equipment, with revenue recognized upon acceptance of the equipment by the customer, versus the revenues associated with the income stream produced over a period of years by the treatment centers.

Our relatively strong competitive position is reflected in our gross margins, which were in excess of 50% for both 2005 and 2006. We believe that these large margins will allow us to meet pricing pressure without a loss of sales volumes or to decrease pricing in order to increase volumes as our production capacity increases. This pricing flexibility will also provide us with significant assistance in entering foreign markets where our products are not as well known and our pricing power is not as great.

Practices in our industry that have an effect on working capital requirements relate to the method of payment by customers for our products. Normally we obtain a deposit or down payment from the customer with the order and before we begin production of the device. Progress payments are made until the device is delivered, installed and tested for conformity with specifications. When the device passes testing and the customer accepts it, the final payment is due. Generally speaking, the progress payments made by customers during the manufacturing of the device are adequate to cover the costs of making it, reducing or eliminating altogether the need for working capital to support manufacturing operations. Needs for working capital arise with the need to expand capacity or to enter international markets, as well as for research and development. These working capital needs have been met through a combination of cash flow, short term debt and equity financing.

Research and Development

R&D is a major priority for Huiheng. The company’s R&D is primarily focused on the next generation developments of existing products and new product launches. As China’s economy and social structure continues its development and evolution, Huiheng understands it must evolve as well if it wants to maintain its position as a leader in China’s radiotherapy industry.

Huiheng is currently working to complete the development of the third generation SGS, as well as a medical linear accelerator that can be integrated with the MLC, an advanced magnetic resonance imaging device (“MRI”) and an industrial linear accelerator. The addition of these products will bolster the overall product line and keep the company at the forefront of the China’s radiotherapy and medical capital equipment industry.

We have spent $72,267 and $124,283 during 2005 and 2006, respectively, on research and development efforts to improve existing products and processes and to develop new products.

Our major manufacturing processes are “dry,” meaning that they do not involve significant quantities of solvents, plating solutions or other types of materials that lead to the generation of large amounts of hazardous wastes, process wastewater discharges or air pollutant emissions. Our GTS devices do use radioactive isotopes, and the proper handling of that material, both prior to installation and after removing it from a device for replacement, which must occur periodically, is initially our responsibility. However, under current Chinese law and the arrangements that we have with our waste handler, the responsibility and liability for management of that waste transfers to the waste handler with the waste itself.

Customers

Our customer base consists of health care institutions that diagnose and treat various type of tumors. Our SGS and other equipment is either purchased directly by the hospital by a distribution company that places the device in the hospital, sometimes under a leasing arrangement, and sometimes including the hiring of personnel to operate the device as a separate, independent center inside the hospital.

Competition

The international market for radiotherapy devices is currently dominated by just a few companies, the leaders being companies such as Elekta and Accuray. It has traditionally been centered in Europe, where the GTS was first developed and where large multinational corporations such as Siemens make many of the components needed to build such equipment.

To date, Huiheng is the leading Chinese manufacturer of radiotherapy equipment, having a total installed base of 30 GTS devices in China, as of December 31, 2006. As the sophistication of China’s medical equipment industry increases and its familiarity with the practices required by western governmental approval authorities grows, we anticipate an increase in the amount of such manufacturing that will be done in China, both for domestic Chinese sales and for export to foreign markets.

As with most other products, competitive advantages in radiotherapy equipment derives from a favorable combination of price, quality and customer service. We believe that we are well-positioned to compete effectively in all three of those areas. China’s well-known labor cost advantages relative to other regions in which competing devices are manufactured enables us to remain competitively priced while enjoying favorable margins. The combination of features that our products contain is also an advantage relative to the products of many of our competitors. These advantages have enabled us to put price pressure on our foreign rivals, thereby helping us to gain market share while maintaining profitability and margins, as our financial results show.

Intellectual Property

In the last 5 years, Huiheng has obtained 18 patents in China, USA, UK and EU, and its main products are all authorized by the State Food and Drug Administration (the “SFDA<”China’s equivalent of the US Food and Drug Administration) for use in the PRC. The following is a list of Huiheng’s patents.

No.	Code of patents	Date of application	Type	Detail
1	200410051134.2	2004.08.18	Invention	Radiotherapy device and beamy switching method
2	200510032913.2	2005.01.28	Invention	Radiotherapy device
3	200520054037.9	2005.01.28	Application	Radiotherapy radiating device
4	2005100366790	2005.08.25	Invention	Radiotherapy device
5	2005100366803	2005.08.25	Invention	Radiotherapy device
6	2005100366818	2005.08.25	Invention	Radiotherapy radiating device
7	200520119822.8	2005.12.12	Application	3-D radiotherapy couch
8	200520119824.7	2005.12.12	Application	Automatic beam on/off function and alternative shield plugging function
9	200520119823.2	2005.12.12	Application	Source storage of Radiation therapy device
10	ZL 99 1 08217.6	1999.05.31	Invention	Multi-source Treatment Device
11	ZL 00 3 39082.9	2000.09.29	Alliance	Gamma Treatment System
12	3264880.4	2003.06.03	Application	3-D treatment couch
13	200420045462.7	2004.04.27	Application	Medical belt and fastener
14	03118569.X	2003.01.30	Invention	Intensity-Modulated Radiation TherapyøIMRT÷ device
15	31253962	2003.09.09	Invention	Focalizing together with quickly switching focus device
16	200410013402.1	2004.06.30	Invention	Dosage target measuring method and device independently with mainframe
17	200420065150.2	2004.06.30	Application	stereotactic open whole-body treatment system
18	200420065151.7	2004.06.30	Application	Target quickly switching device

We also intend to patent our new inventions both in China and internationally.

Management is not aware of any current or previous infringement of the existing patents. If any infringement occurs, management will vigorously prosecute actions to halt the infringement and recover damages if the value of the patent is judged at the time to be sufficient to justify that effort.

(d) Reports to Security Holders

To date, we have not registered securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are considered a “voluntary filer” under the Securities and Exchange Commission’s regulations.  We are, therefore, not currently obligated to file any periodic reports required of companies registered under the Exchange Act or to follow the SEC’s proxy rules or distribute an annual report to our securities holders.

We intend to become a Section 12 registrant following the completion of the Share Exchange, even though we may not, at that time, be obligated to do so. Becoming a Section 12 registrant will require us to meet the SEC’s periodic (quarterly) reporting requirements and its proxy and annual report requirements, and we intend to comply with those requirements.

We cross-reference you to the “Where You Can Find More Information” Section on page 77 for additional information on where you may find any documents that we file with the SEC.

RISK FACTORS

Investment in our common stock involves risk. You should carefully consider the risks we describe below before deciding to invest. The market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this prospectus, including our consolidated financial statements and the accompanying notes. You should pay particular attention to the fact that we are a holding company with substantial operations in China and are subject to legal and regulatory environments that in many respects differ from that of the United States. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not foreseen. This discussion contains forward-looking statements.

Unless the context requires otherwise, “we,” “us,” “our” and similar terms in this section refer to Allied Moral Holdings Limited and all of its subsidiaries.

Risks Related to our Business

Adverse trends in the medical equipment industry, such as an overall decline in sales or a shift away from the therapies that our products support, may reduce our revenues and profitability.

Our business depends on the continued vitality of the radiotherapy equipment industry, which is subject to technological change, short product life cycles and margin pressures. It is possible that innovations in other means of treatment of tumors or improvements in radiotherapy equipment developed by others will make our products unattractive in relative terms, reducing our revenues and profits.

We do not have long-term purchase commitments from customers and have to rely on maintaining a steady stream of new orders for our products.

Our medical equipment is generally sold one unit at a time to a particular customer, and most of our customers do not reorder our products. As a result, the continued growth of our business involves making sales to an increasing number of new customers each year, rather than being able to rely on continuing orders from existing customers. The failure to find and sell to a significant number of new customers each year would limit our revenues and profits.

We also make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, facility requirements, personnel needs and other resource requirements, based upon our estimates of future sales. Because many of our costs and operating expenses are fixed, a reduction in customer demand can reduce our gross margins and operating results. Additionally, from time to time, we may purchase quantities of supplies and materials greater than required by customer orders to secure more favorable pricing, delivery or credit terms. These purchases can expose us to losses from cancellation costs, inventory carrying costs or inventory obsolescence if the expected demand does not materialize, and hence adversely affect our business and operating results.

Failure to optimize our manufacturing potential and cost structure could materially increase our overhead, causing a decline in our margins and profitability.

We strive to utilize the manufacturing capacity of our facilities fully but may not do so on a consistent basis. Our factory utilization is dependent on our success in accurately forecasting demand, predicting volatility, timing volume sales to our customers, balancing our productive resources with product mix, and planning manufacturing services for new or other products that we intend to produce. Failure to optimize our manufacturing potential and cost structure could materially and adversely affect our business and operating results.

Moreover, our cost structure is subject to fluctuations from inflationary pressures. China is currently experiencing dramatic growth in its economy. This growth may lead to continued pressure on wages and salaries that may exceed increases in productivity. In addition, these may not be compensated for and may be exacerbated by exchange rate movements.

Our business is subject to intense competition, which may reduce demand for our products and materially and adversely affect our business, financial condition, results of operations and prospects.

The medical device market is highly competitive, and we expect the level of competition to remain at its current level or intensify. We face direct competition in China and will do so in other markets should we expand internationally. This competition is across all product lines and at all price points. Our competitors also vary significantly according to business segment. For domestic sales, our competitors include publicly traded and privately held multinational companies, as well as domestic Chinese companies. For international sales, which we are planning to commence in the near future, our competitors are primarily publicly traded and privately held multinational companies. We also face competition in international sales from companies that have local operations in the markets in which we sell our products. Some of our larger competitors sepcially the multinational company , have, among them:

•	greater financial and other resources;

•	A larger variety of products;

•	more products that have received regulatory approvals;

•	greater pricing flexibility;

•	more extensive research and development and technical capabilities;

•	patent portfolios that may present an obstacle to our conduct of business;

•	greater knowledge of local market conditions where we seek to increase our international sales;

•	stronger brand recognition; and

•	larger sales and distribution networks.

As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer discounts on competing products as part of a “bundle” of non-competing products, systems and services that they sell to our customers, and we may not be able to match those discounts while retaining profitability. Furthermore, our competitors may develop technologies and products that are more effective than those we currently offer or that render our products obsolete or uncompetitive. In addition, the timing of the introduction of competing products into the market could affect the market acceptance and market share of our products. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

Moreover, some of our internationally-based competitors have established or are in the process of establishing production and research and development facilities in China, while others have entered into cooperative business arrangements with Chinese manufacturers. If we are unable to develop competitive products, obtain regulatory approval or clearance and supply sufficient quantities to the market as quickly and effectively as our competitors, market acceptance of our products may be limited, which could result in decreased sales. In addition, we may not be able to maintain our manufacturing cost advantage.

In addition, we believe that corrupt practices in the medical device industry in China still occur, although it is difficult to know how frequently. To increase sales, certain manufacturers or distributors of medical devices may pay kickbacks or provide other benefits to hospital personnel who make procurement decisions. Our company policy prohibits these practices. As a result, as competition intensifies in the medical device industry in China, we may lose sales, customers or contracts to competitors who engage in these practices, and there may be no remedy we can pursue to prevent this.
We extend credit to our customers and may not be able to collect all receivables due to us, and our inability to collect such receivables may have an adverse effect on our immediate and long-term liquidity.

The typical terms on which we sell our products provides for the customer to make a deposit at the time that the order is placed and to make progress payments at various stages of the manufacturing, shipping, installation and testing process. The final payment is not due until after the testing is complete and the customer accepts the product as meeting the specifications. We have limited ability to compel that final payment from the customer. Legal action is available, but the time it takes and the outcome of any litigation is inherently uncertain, particularly in China, where the civil justice system continues to evolve. Should we be unable to collect on these accounts, it would reduce our immediate and long term liquidity and profitability.

We may fail to effectively develop and commercialize new products, which would materially and adversely affect our business, financial condition, results of operations and prospects.

The medical device market is developing rapidly and related technology trends are constantly evolving. This results in frequent introduction of new products, relatively short product life cycles and significant price competition. Consequently, our success depends on our ability to anticipate technology development trends and identify, develop and commercialize in a timely and cost-effective manner new and advanced products that our customers demand. Moreover, it may take an extended period of time for our new products to gain market acceptance, if at all. Furthermore, as the life cycle for a product matures, the average selling price generally decreases. Although we have previously offset the effect of declining average sales prices through increased sales volumes and reductions in manufacturing costs, we may be unable to continue to do so. Lastly, during a product’s life cycle, problems may arise regarding regulatory, intellectual property, product liability or other issues which may affect its continued commercial viability.

Whether we are successful in developing and commercializing new products is determined by our ability to:

•	accurately assess technology trends and customer needs and meet market demands;

•	optimize our manufacturing and procurement processes to predict and control costs;

•	manufacture and deliver products in a timely manner;

•	increase customer awareness and acceptance of our products;

•	minimize the time and costs required to obtain required regulatory clearances or approvals;

•	anticipate and compete effectively with other medical device developers, manufacturers and marketers;

•	price our products competitively; and

•	effectively integrate customer feedback into our research and development planning.

International expansion may be costly, time consuming and difficult. If we do not successfully expand internationally, our profitability and prospects would be materially and adversely affected.

Our success depends to a significant degree upon our ability to expand into international markets. In expanding our business internationally, we intend to enter markets in which we have limited or no experience and in which our brand may be less recognized. To further promote our brand and generate demand for our products so as to attract distributors in international markets, we expect to spend significantly more on marketing and promotion than we do in our existing markets. We may be unable to attract a sufficient number of distributors, and our selected distributors may not be suitable for selling our products. Furthermore, in new markets we may fail to anticipate competitive conditions that are different from those in our existing markets. These competitive conditions may make it difficult or impossible for us to effectively operate in these markets. If our expansion efforts in existing and new markets are unsuccessful, our profitability and prospects would be materially and adversely affected.

We are exposed to other risks associated with international operations, including:

•	political instability;

•	economic instability and recessions;

•	changes in tariffs;

•	difficulties of administering foreign operations generally;

•	limited protection for intellectual property rights;

•	obligations to comply with a wide variety of foreign laws and other regulatory requirements;

•	increased risk of exposure to terrorist activities;

•	financial condition, expertise and performance of our international distributors;

•	export license requirements;

•	unauthorized re-export of our products;

•	potentially adverse tax consequences; and

•	the inability to effectively enforce contractual or legal rights.

If we fail to obtain or maintain applicable regulatory clearances or approvals for our products, or if such clearances or approvals are delayed, we will be unable to commercially distribute and market our products at all or in a timely manner, which could significantly disrupt our business and materially and adversely affect our sales and profitability.

The sale and marketing of our products are subject to regulation in China and in most other countries where we intend to conduct business. For a significant portion of our sales, we need to obtain and renew licenses and registrations with the PRC State Food and Drug Administration, or SFDA, and its equivalent in other markets. The processes for obtaining regulatory clearances or approvals can be lengthy and expensive, and the results are unpredictable. In addition, the relevant regulatory authorities may introduce additional requirements or procedures that have the effect of delaying or prolonging the regulatory clearance or approval for our existing or new products. For example, the SFDA introduced a new safety standard to its approval process for new medical devices which we believe has increased the typical time period required to obtain such approval by approximately three months. If we are unable to obtain clearances or approvals needed to market existing or new products, or obtain such clearances or approvals in a timely fashion, our business would be significantly disrupted, and our sales and profitability could be materially and adversely affected.

In particular, as we enter foreign markets, we lack the experience and familiarity with both the regulators and the regulatory regimes, which could make the process more difficult, more costly, more time consuming and less likely to succeed.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes building our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of hospitals in China, and expanding internationally. Pursuing these strategies has resulted in, and will continue to result in, substantial demands on management resources. In particular, the management of our growth will require, among other things:

•	continued enhancement of our research and development capabilities;

•	information technology system enhancement;

•	stringent cost controls and sufficient liquidity;

•	strengthening of financial and management controls and information technology systems;

•	increased marketing, sales and sales support activities; and

•	hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We generate a significant portion of our revenues from a small number of products, and a reduction in demand for any of these products could materially and adversely affect our financial condition and results of operations.

We derive a substantial percentage of our revenues from a small number of products. As of December 31st 2006, we had just 3 products in our portfolio. In 2007, we shipped our first multileaf collimator, increasing our portfolio to four products. As a result, continued market acceptance and popularity of these products is critical to our success, and a reduction in demand due to, among other factors, the introduction of competing, the entry of new competitors, or end-users’ dissatisfaction with the quality of our products could materially and adversely affect our financial condition and results of operations.

If we experience a significant number of warranty claims, our costs could substantially increase and our reputation and brand could suffer.

We typically sell our products with warranty terms covering 12 months after purchase. Our product warranty requires us to repair all mechanical malfunctions and, if necessary, replace defective components. We accrue liability for potential warranty claims at the time of sale based on historical experience. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, we may have to accrue a greater liability for potential warranty claims. Moreover, an increase in the frequency of warranty claims could substantially increase our costs and harm our reputation and brand. Our business, financial condition, results of operations and prospects may suffer materially if we experience a significant increase in warranty claims on our products.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

For us to grow, remain competitive, develop new products and expand our distribution network, we may require additional capital. Our ability to obtain additional capital is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;

•	general market conditions for capital raising activities by medical device and related companies; and

•	economic, political and other conditions in China and elsewhere.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. Furthermore, the terms and amount of any additional capital raised through issuances of equity securities may result in significant shareholder dilution.

Products we manufacture may contain design or manufacturing defects, which could result in reduced demand for our services and customer claims, causing us to sustain additional costs, loss of business reputation and legal liability.

Our products are highly complex and may at times contain design or manufacturing errors or failures. Any defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in claims, delayed shipments to customers or reduced or cancelled customer orders. If these defects occur, we will incur additional costs, and if in they occur in large quantity or frequently, we may sustain additional costs, loss of business reputation and legal liability.

Any product recall could have a material adverse effect on our business, results of operations and financial condition.

Complex medical devices, such as our radiotherapy systems, can experience performance problems that require review and possible corrective action by the manufacturer. From time to time, we receive reports from users of our products relating to performance problems they have encountered. We expect that we will continue to receive customer reports regarding performance problems they encounter through the use of our products. Furthermore, component failures, manufacturing errors or design defects that could result in an unsafe condition or injury to the patient might occur. Any serious failures or defects could cause us to withdraw or recall products, which could result in significant costs such as repair and product replacement costs. We cannot assure you that market withdrawals or product recalls will not occur in the future, which could have a material adverse effect on our business, financial condition and results of operations. We are currently unable to ensure against this type of liability in China

We could become involved in intellectual property disputes, resulting in substantial costs and diversion of our management resources. Such disputes could materially and adversely affect our business by increasing our expenses and limiting the resources that we can devote to expansion of our business, even if we ultimately prevail.

We currently possess approximately 18 patents, both in China and internationally. If one of our patents is infringed upon by a third party, we may need to devote significant time and financial resources to attempt to halt the infringement. We may not be successful in defending the patents involved in such a dispute. Similarly, while we do not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties; we may be required to spend a significant amount of time and financial resources to resolve any infringement claims against us. We may not be successful in defending our position or negotiating an alternative remedy. Any litigation could result in substantial costs and diversion of our management resources and could reduce our revenues and profits.

We also rely on trade secrets, proprietary know-how and other non-patentable technology, which we seek to protect through non-disclosure agreements with employees. We cannot assure you that these non-disclosure agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets, proprietary know-how and other non-patentable technology will not otherwise become known to, or be independently developed by, our competitors.

Implementation and enforcement of PRC intellectual property-related laws has historically been deficient and ineffective, and is hampered by corruption and local protectionism. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Policing unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. The experience and capabilities of PRC courts in handling intellectual property litigation varies, and outcomes are unpredictable. Further, such litigation may require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation.

We may develop new products that may not gain market acceptance, and our significant costs in designing and manufacturing services for new product solutions may not result in sufficient revenue to offset those costs or to produce profits.

We operate in an industry characterized by frequent technological advances, the introduction of new products and new design and manufacturing technologies. We are expecting to introduce four new products during the period 2007 - 2009. As a result, we are expending funds and committing resources to research and development activities, possibly requiring additional engineering and other technical personnel; purchasing new design, production, and test equipment; and continually enhancing design and manufacturing processes and techniques. We may invest in equipment employing new production techniques for existing products and new equipment in support of new technologies that fail to generate adequate returns on the investment due to insufficient productivity, functionality or market acceptance of the products for which the equipment may be used. We could, therefore, incur significant sums in design and manufacturing services for new products that do not result in sufficient revenue to make those investments profitable.

Our limited operating history makes evaluating our business and prospects difficult.

Shenzhen Hyper commenced operations in September 2001, and delivered the first unit of our SGS in that year. Wuhan Kangqiao also commenced operation in September of 2001, and it delivered the first unit of our BGTS in 2003 and the first unit of our HGTS in 2004. As a result, we have a limited operating history which may not provide a meaningful basis for you to evaluate our business, financial performance and prospects. We may not have sufficient experience to address the risks frequently encountered by early-stage companies, and as a result we may not be able to:

•	maintain profitability;

•	preserve our leading position in the market of HIFU tumor therapy devices;

•	diversify our revenue sources by successfully marketing and selling our ECLIA system;

•	acquire and retain customers;

•	attract, train, motivate and retain qualified personnel;

•	keep up with evolving industry standards and market developments;

•	increase the market awareness of our products;

•	respond to competitive market conditions;

•	maintain adequate control of our expenses;

•	manage our relationships with our suppliers and distributors; or

•	protect our proprietary technologies.

If we are unsuccessful in addressing any of these risks, our business may be materially and adversely affected.

Our component and materials suppliers may fail to meet our needs, causing us to experience manufacturing delays, which may harm our relationships with current or prospective customers and reduce sales.

We acquire many of the components of our equipment from third parties. This generally serves to reduce our commitment risk but does expose us to supply risk and to price increases that we may not be able to pass on to our customers. There may be shortages of some of the materials and components that we use. If we are unable to obtain sufficient amounts of components or materials on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce sales.

We are subject to product liability exposure and have limited insurance coverage.

As our main products are medical devices used for the treatment of patients, we are exposed to potential product liability claims in the event that the use of our products causes or is alleged to have caused personal injuries or other adverse effects. A successful product liability claim against us could require us to pay substantial damages. Product liability claims against us, whether or not successful, are costly and time-consuming to defend. Also, in the event that our products prove to be defective, we may be required to recall or redesign such products. As the insurance industry in China is still in an early stage of development, product liability insurance available in China offers limited coverage compared to coverage offered in many other countries. As a result, future liability claims could be excluded from our policies or exceed the coverage limits of our policies to the extent we are able to secure coverage at all. We also cannot assure you that product liability insurance will continue to be available on commercially reasonable terms, if at all. To date, we have not been subject to any product liability claim, but we cannot assure you that such claims will not be brought against us in the future. A product liability claim, with or without merit, could result in significant adverse publicity against us, and could have a material adverse effect on the marketability of our products and our reputation, which in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we do not have any business interruption insurance coverage for our operations. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

New product development in the medical device and supply industry is both costly and labor-intensive and has a very low rate of successful commercialization.

Our success will depend in part on our ability to enhance our existing products and technologies and to develop and acquire new products or technologies. The development process for medical technology is complex and uncertain, as well as time-consuming and costly. Product development requires the accurate assessment of technological and market trends as well as precise technological execution. We cannot assure you that:

•	our product or technology development will be successfully completed;

•	necessary regulatory clearances or approvals will be granted by the SFDA or other regulatory bodies as required on a timely basis, or at all; or

•	any product or technology we develop can be commercialized or will achieve market acceptance.

Also, we may be unable to locate suitable products or technologies to acquire or acquire such products or technologies on commercially reasonable terms. Failure to develop or acquire, obtain necessary regulatory clearances or approvals for, or successfully commercialize or market potential new products or technologies could have a material adverse effect on our financial condition and results of operations.

The price and the sales of our products may be adversely affected by reductions in treatment fees by the Chinese Government.

Treatment fees for our radiotherapy systems, like many other medical treatments, are subject to prices set by provincial governments in China, and these prices can be adjusted downward or upward from time to time. If the treatment fees for our products are reduced by the government, some hospitals and distributors may be discouraged from buying our products, which would reduce our sales. We may need to decrease the price of our products to provide hospitals acceptable returns on their purchases. We cannot assure you that our business or results of operations will not be adversely affected by a reduction in treatment fees for our products in the future.

We may be affected by power shortages, causing delays in delivery of products to our customers, resulting in possible loss of business or claims against us and cause us to lose future business from those or other customers.

Our factories consume a significant amount of electricity, and there are a significant number of industrial facilities in the area where this factory is located. The delivery of electricity in China can be uncertain, as the Chinese have had difficulty in upgrading their utility infrastructure at a pace equal to that of its rapid industrial expansion. Therefore, power shortages may occur and the facility may be deprived of electricity for undetermined periods of time. This may result in longer production timeframes and delays in delivery of product to our customers. Failure to meet delivery deadlines may result in the loss of business or claims against us, which may have a material and adverse effect on our business, profitability and reputation.

 We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional equity or debt financing to provide the capital required to expand our design and production facilities and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements or the availability of investment to meet them. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired.

Potential strategic alliances may not achieve their objectives, which could lead to wasted effort or involvement in ventures that are not profitable and could harm our company’s reputation.

We are currently exploring strategic alliances designed to enhance or complement our technology or to work in conjunction with our technology, increase utilization of our manufacturing capacity, provide additional know-how, components or supplies, and develop, introduce and distribute products and services utilizing our technology and know-how. Any strategic alliances entered into may not achieve their strategic objectives, and parties to our strategic alliances may not perform as contemplated. As a result, the alliances themselves may run at a loss, which would reduce our profitability, and if the products or customer service provided by such alliances were of inferior quality, our reputation in the marketplace could be harmed, affecting our existing and future customer relationships.

We may not be able to retain, recruit and train adequate management and production personnel. We rely heavily on those personnel to help develop and execute our business plans and strategies, and if we lose such personnel, it would reduce our ability to operate effectively.

Our success is dependent, to a large extent, on our ability to retain the services of our executive management, who have contributed to our growth and expansion to date. The executive directors play an important role in our operations and the development of our new products. Accordingly, the loss of their services, without suitable replacements, will have an adverse affect on our business generally, operating results and future prospects.

In addition, our continued operations are dependent upon our ability to identify and recruit adequate management and production personnel in China. We require trained graduates of varying levels and experience and a flexible work force of semi-skilled operators. Many of our current employees come from the more remote regions of China as they are attracted by the wage differential and prospects afforded by Shenzhen, Beijing and our operations. With the economic growth currently being experienced in China, competition for qualified personnel will be substantial, and there can be no guarantee that a favorable employment climate will continue and that wage rates we must offer to attract qualified personnel will enable us to remain competitive. Inability to attract such personnel or the increased cost of doing so could reduce our competitive advantage relative to our competitors, reducing or eliminating our growth in revenues and profits.

Risks Related to International Operations

We do not currently conduct a meaningful amount of business internationally. However, we have plans to expand our operations into international sales, and the rate and degree of that expansion could be substantial. For that reason, risks related to international operations may be relevant to your investment decision.

If China does not continue its policy of economic reforms, it could, among other things, result in an increase in tariffs and trade restrictions on products we produce or sell following a business combination, making our products less attractive and potentially reducing our revenues and profits.

China’s government has been reforming its economic system since the late 1970s. The economy of China has historically been a nationalistic, “planned economy,” meaning it has functioned and produced according to governmental plans and pre-set targets or quotas.

However, in recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although we believe that the changes adopted by the government of China have had a positive effect on the economic development of China, additional changes still need to be made. For example, a substantial portion of productive assets in China are still owned by the Chinese government. Additionally, the government continues to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed, but should they occur, they could reduce our operating flexibility or require us to divert our efforts to products or ventures that are less profitable than those we would elect to pursue on our own.

A recent positive economic change has been China’s entry into the World Trade Organization, the global international organization dealing with the rules of trade between nations. It is believed that China’s entry will ultimately result in a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States and other western countries. However, China has not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations between the United States and China may be strained, and this may have a negative impact on China's economy and our business by leading to the imposition of trade barriers on items that incorporate our products, which would reduce the revenues and profits we might otherwise generate from international sales.
We are dependent on our Chinese manufacturing operations to generate our income and profits, and the deterioration of any current favorable local conditions may make it difficult or prohibitive to continue to operate or expand our manufacturing facilities in China.

Our current manufacturing operations are located in China. , Consequently, we could be affected by economic and political instability there, including problems related to labor unrest, lack of developed infrastructure, variances in payment cycles, currency fluctuations, overlapping taxes and multiple taxation issues, employment and severance taxes, compliance with local laws and regulatory requirements, greater difficulty in collecting accounts receivable and the burdens of cost and compliance with a variety of foreign laws. Moreover, inadequate development or maintenance of infrastructure in China, including adequate power and water supplies, transportation, raw materials availability or the deterioration in the general political, economic or social environment could make it difficult, more expensive and possibly prohibitive to continue to operate or expand the manufacturing facilities in China.

The Chinese government could change its policies toward, or even nationalize, private enterprise, which could leave us unable to use the assets we have accumulated for the purpose of generating profits for the benefit of our shareholders.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time without notice. Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion or imports and sources of supply could materially reduce the value of our business by making us uncompetitive or, for example, by reducing our after-tax profits. The nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of our investment in China, where a significant portion of our profits are generated.

The Chinese legal system may have inherent uncertainties that could materially and adversely impact our ability to enforce the agreements governing our operations.

The performance of the agreements and the operations of our factories are dependent on our relationship with the local government. Our operations and prospects would be materially and adversely affected by the failure of the local government to honor our agreements or an adverse change in the laws governing them. In the event of a dispute, enforcement of these agreements could be difficult in China. China tends to issue legislation, which is followed by implementing regulations, interpretations and guidelines that can render immediate compliance difficult. Similarly, on occasion, conflicts arise between national legislation and implementation by the provinces that take time to reconcile. These factors can present difficulties in our ability to achieve compliance. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have limited precedential value. The Chinese government has enacted laws and regulations to deal with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, our experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes in China is therefore unpredictable. These matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces and factors unrelated to the legal merits of a particular matter or dispute may influence their determination.

If we begin to do business internationally, we will be subject to significant worldwide political, economic, legal and other uncertainties that may make collection of amounts owed to us difficult or costly

Because we manufacture all of our products in China, substantially all of the net book value of our total fixed assets is located there. Should we begin selling our products to customers worldwide, , we will have receivables from and goods in transit to those locations. Protectionist trade legislation in the United States or other countries, such as a change in export or import legislation, tariff or duty structures, or other trade policies, could adversely affect our ability to sell products in these markets, or even to purchase raw materials or equipment from foreign suppliers.

We are also subject to numerous national, state and local governmental regulations, including environmental, labor, waste management, health and safety matters and product specifications and regulatory approvals from healthcare agencies. We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. We are subject to significant government regulation with regard to property ownership and use in connection with our facilities in China, import restrictions, currency restrictions and restrictions on the volume of domestic sales and other areas of regulation, all of which can limit our ability to react to market pressures in a timely or effective way, thus causing us to lose business or miss opportunities to expand our business.

Fluctuation of the Renminbi could make our pricing less attractive, causing us to lose sales, or could reduce our profitability when stated in terms of another currency, such as the US dollar.
The value of the Renminbi, the main currency used in China, fluctuates and is affected by, among other things, changes in China’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate had remained stable over the past several years. However, China recently adopted a floating rate with respect to the Renminbi. As a result, the exchange rate of the Renminbi to the dollar is about 7.7 from what had been about 8.25. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could have various effects on our international business, which include making our products more expensive relative to those of our competitors than has been true in the past, or increasing our profitability when stated in dollar terms. It is not possible to predict if the net effects of the appreciation of the Renminbi, to whatever extent it occurs, would be positive or negative for our business.

Changes in foreign exchange regulations in China may affect our ability to pay dividends in foreign currency or conduct other business for which we would need access to foreign currency exchange.

Renminbi, or RMB, is not currently a freely convertible currency, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund business activities outside China or to make dividends or other payments in United States dollars. The Chinese government strictly regulates conversion of RMB into foreign currencies. For example, RMB cannot be converted into foreign currencies for the purpose of expatriating the foreign currency, except for purposes such as payment of debts lawfully owed to parties outside of China. Over the years, foreign exchange regulations in China have significantly reduced the government’s control over routine foreign exchange transactions under current accounts.

The State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, Foreign Invested Enterprises (“FIE”) are required to apply for “Foreign Exchange Registration Certificates,” which permit the conversion of RMB into foreign exchange for the purpose of expatriating profits earned in China to a foreign country. Our China subsidiary, Tibet Shengfeng, is a FIE that has obtained the registration certifications, and with such registration certifications, which need to be renewed annually, Tibet Shengfeng is allowed to open foreign currency accounts including a “current account” and “capital account.” Currently, conversion within the scope of the “current account”, e.g. remittance of foreign currencies for payment of dividends, etc., can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account”, e.g. for capital items such as direct investments, loans, securities, etc., still requires the approval of SAFE. In accordance with the existing foreign exchange regulations in China, Tibet Shengfeng is able to pay dividends in foreign currencies, without prior approval from the SAFE, by complying with certain procedural requirements.

In addition, on October 21, 2005, SAFE promulgated Notice 75, Notice on Issues concerning Foreign Exchange Management in People’s Republic of China Residents’ Financing and Return investments through Overseas Special Intention Company (“OSIC”). Notice 75 provides that Chinese residents shall apply for Foreign Exchange Investment Registration before establishing or controlling an OSIC, which is defined by Notice 75 as a foreign enterprise directly established or indirectly controlled by Chinese residents for foreign equity capital financing with their domestic enterprise assets and interests.

Notice 75 further requires that Chinese residents shall process the modification of foreign investment exchange registration for the interests of net assets held by Chinese residents in an OSIC and its alteration condition, if Chinese residents contributed their domestic assets or shares into the OSIC, or processed foreign equity capital financing after contributing their domestic assets or shares into the OSIC.

Pursuant to Notice 75, Chinese residents are prohibited, among other things, from distributing profits or proceeds from a liquidation, paying bonuses, or transferring shares of the OSIC outside of China if Chinese residents have not completed or do not maintain the Foreign Investment Exchange Registration.

Hui Xiaobing, our principal, has filed the requisite application for foreign investment exchange registration under the relevant laws of China and the regulations of Notice 75, and his registration application has been approved by SAFE. His foreign investment exchange registration is valid, legal and effective for the purpose of Notice 75.

However, we cannot provide any assurance that Chinese regulatory authorities will not impose further restrictions on the convertibility of the RMB. Since our subsidiary in China currently generates virtually all of our revenue and these revenues are denominated mainly in RMB, any future restrictions on currency exchanges may limit our ability to repatriate such revenues for the distribution of dividends to our shareholders or for funding our other business activities outside China.
We are subject to various tax regimes, which may adversely affect our profitability and tax liabilities in the future.

Allied is based in the U.S. and it has subsidiaries and/or operations or other presence in China and the British Virgin Islands, and it will be subject to the tax regimes of these countries. Although virtually all of Allied’s profits will be earned outside of the U.S., under U.S. tax laws it is possible that some or much of Allied’s earnings will be subject to U.S. taxation. That may be true even if Allied does not repatriate any of its foreign earnings to the U.S. If that occurs, Allied’s after-tax profits could decrease significantly. Allied will attempt to structure its operations in a manner that minimizes its overall corporate tax costs, but there is no assurance that it will be able to avoid having to pay significantly higher taxes than we have paid historically. In addition, any change in tax laws and regulations or the interpretation or application thereof, either internally in one of those jurisdictions or as between those jurisdictions, may adversely affect Allied’s profitability and tax liabilities in the future.

Because Chinese law will govern almost all of our material agreements after the Share Exchange, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law will govern almost all of our material agreements immediately following the Share Exchange. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, substantially all of our assets will be located outside of the United States and most of our officers and directors will reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Because most of our officers and many of our directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States. Also, because our officers will likely be residing in China at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that China does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China in these areas. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. Further obstacles still may arise in obtaining the approval for the use of our equipment in the health care systems of various countries. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

There can be no guarantee that China will comply with the membership requirements of the World Trade Organization, which could leave us subject to retaliatory actions by other governments and reduce our ability to sell our products internationally.

China has agreed that foreign companies will be allowed to import most products into any part of China. In the sensitive area of intellectual property rights, China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that China will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all. If China does not fulfill its obligations to the World Trade Organization, we may be subject to retaliatory actions by the governments of the countries into which we sell our products, which could render our products less attractive, thus reducing our revenues and profits.

There can be no guarantee that our management will continuously meet its obligations under Chinese law to enable distribution of profits earned in China to entities outside of China.

A circular recently promulgated by the State Administration of Foreign Exchange (“SAFE”) has increased the ability of foreign holding companies to receive distributions of profits earned by Chinese operating subsidiaries. We qualify for this treatment, but remaining qualified for it will require the Chinese principals involved to meet annual filing obligations. While they have agreed to meet those annual requirements, it is possible that they will fail to do so, which could limit our ability to gain access to the profits earned by Allied. The result could be the inability to pay dividends to our stockholders or to deploy capital outside of China in a manner that would be beneficial to our business as a whole.

Risks Related to our Securities.

The market price of our shares is subject to significant price and volume fluctuations.

The markets for equity securities have been volatile. The price of our common shares may be subject to wide fluctuations in response to variations in operating results, news announcements, trading volume, general market trends both domestically and internationally, currency movements and interest rate fluctuations or sales of common shares by our officers, directors and our principal shareholders, customers, suppliers or other publicly traded companies. Certain events, such as the issuance of common shares upon the exercise of our outstanding stock options, could also materially and adversely affect the prevailing market price of our common shares. Further, the stock markets in general have recently experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many companies and that have been unrelated or disproportionate to the operating performance of such companies. These fluctuations may materially and adversely affect the market price of our common shares and the ability to resell shares at or above the price paid, or at any price.

There may not be an active, liquid trading market for our common stock.

Our common stock is currently traded on the Over the Counter Bulletin Board, and we intend to file an application for listing on The NASDAQ Stock Market when we believe we meet the applicable listing standards. Although we intend on meeting all of the necessary requirements, our application may not be accepted. If we do not succeed in securing a listing on the NASDAQ Stock Market, it could limit the ability to trade our common stock and result in a reduction of the price that can be obtained for shares being sold.

Compliance with all of the provisions of the Sarbanes-Oxley Act may be a further condition of continued listing or trading. If we are granted a listing on the NASDAQ Stock Market, we may not always be able to meet the listing requirements. Failure to continually meet the NASDAQ Stock Market listing requirements could result in the delisting of our common stock, which may adversely affect the liquidity of our shares, the price that can be obtained for them or both.

We may not pay dividends.

We may not pay dividends in the future. Instead, we expect to apply earnings toward the further expansion and development of our business. The likelihood of our paying dividends is further reduced by the fact that, in order to pay dividends, we would need to repatriate profits earned outside of the U.S., and in doing so those profits would become subject to U.S. taxation. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price, rather than receiving an income stream from it. The price of our stock can go down as well as up, and fluctuations in market price may limit your ability to realize any value from your investment, including recovering the initial purchase price.

FINANCIAL INFORMATION

Selected Financial Data

Summary of Selected Consolidated Financial Data

The following summary of consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto that are included elsewhere in this report. Historical results are not necessarily indicative of the results that may be expected for any future period.

Certain factors affect the comparability of the information set forth in the following table. The principal factor was the divestiture of the company’s “Operating Center Unit” during fiscal 2005. Prior to that divestiture, the Company derived a significant portion of its revenues and profits from the Operating Center Unit. That unit purchased equipment from the manufacturing unit at favorable prices. The equipment was then installed in a hospital, where the Operating Center Unit generally engaged in a joint venture with the hospital and its staff to operate the equipment and treat patients. The Operating Center Unit generated substantial revenue from these activities. Following the reorganization of the company in October 2005,the business model shifted to one in which our revenues and profits are derived principally from the sale of our medical devices to hospitals or third party investors that purchase the devices and jointly operate the devices with the hospitals under a profit sharing arrangement, and from servicing of those devices after sale.

The selected financial data presented below, which are unaudited for the years 2002 through 2004, are pro forma results that reflect the activities associated with the Company’s current business and do not include the revenues and other financial results associated with the Operating Center Unit. Furthermore, the pro forma results reflect a scenario where the devices sold in 2002, 2003 and 2004 were sold at “full Price” or the market rate, whereas in actuality, the devices were sold at a substantial discount to the Operating Center Unit.

Other factors affecting the comparability of the data in the tables below are, as noted, that the data for 2002 through 2004 are not audited, and the Company’s unaudited books and records were maintained in accordance with Chinese accounting principles, not US GAAP.

	Years Ended December 31,
	2002	2003	2004	2005	2006

Statement of Income Data:
Total revenues	$1,028,060	3,084,180	5,043,541	9,880,487	12,346,672
Income from operations	72,074	834,921	1,332,722	4,384,203	8,169,476
Net income	72,074	834,902	1,333,252	4,151,059	7,031,721
Weighted average shares outstanding	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000

	Years Ended December 31, 2005
	2002	2003	2004	2005	2006
Balance Sheet Data:
Cash and cash equivalents	$203,907	320,504	121,068	136,608	337,014
Working capital (deficit)	2,570,357	3,450,808	3,923,189	7,014,083	5,076,410
Total assets	6,697,164	10,294,162	10,433,164	13,716,370	9,505,620
Long-term debt	0	0	0	0	0
Stockholders’ equity	4,483,716	5,296,957	5,251,732	7,670,059	5,536,914

Exchange Rate Information

The following table sets forth certain information concerning exchange rates between Renminbi and U.S. dollars for the periods indicated:

Period	Period End	Average(1)	High	Low
2000	8.2781	8.2788	8.2799	8.2765
2001	8.2766	8.2773	8.2776	8.2761
2002	8.2773	8.2771	8.2800	8.2765
2003	8.2767	8.2771	8.2800	8.2765
2004	8.2765	8.2767	8.2774	8.2764
2005	8.0702	8.1826	8.2765	8.0702
2006	7.8041	7.9579	8.0702	7.8041

Quantitative information about market risk and Qualitative information about market risk
Transaction Risk and Currency Risk Management

Our operations do not employ financial instruments or derivatives which are market sensitive, and therefore we are not subject to the financial market risks associated with such instruments and derivatives.

Exchange Rate Sensitivity

We do not currently sell our products internationally, so we are not subject to substantial risk from changes in exchange rates. There is a limited impact from exchange rate fluctuations as a result of the fact that we purchase some components and materials internationally. However, after a fairly stable period when the RMB was pegged to the US Dollar, the trend over the past few years has been appreciation of the RMB. This has the result of reducing our costs when stated in RMB terms, as it requires fewer RMB to acquire the same dollar value of goods compared to periods when the RMB was weaker.

Our production base is in China, which results in a substantial portion of our operating expenses being denominated in Renminbi, although the majority of our international purchases are made in U.S. dollars.

We currently do not engage in hedging or other activities to control the risk of our foreign currency exposure.

Exchange Controls

Chinese law allows enterprises owned by foreign investors to remit their profits, dividends and bonuses earned in China to other countries, and the remittance does not require prior approval by the State Administration on Foreign Exchange. SAFE regulations formerly required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to payment restrictions and reporting, the ability of a Chinese company to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business which they own as a result of other restrictions that the Chinese government may impose. Relevant Chinese laws and regulations permit payment of dividends only from retained earnings, if any, determined in accordance with Chinese accounting standards and regulations. It is possible that the Chinese tax authorities may require changes in our reported income that would limit our ability to pay dividends and other distributions. Chinese law requires companies to set aside a portion of net income to fund certain reserves which amounts are to distributable as dividends. These rules and possible changes could restrict a company in China from repatriating funds to us and our shareholders as dividends.

Interest Rate Risk

We are equity financed and have only limited debt that is subject to interest rate change risk.

Management’s discussion and analysis of financial condition and results of operations

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected consolidated financial data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements, including as a result of those matters set forth under “Risk factors” and elsewhere in this prospectus.

OVERVIEW

We are a China-based medical device company that develops, manufactures and markets radiation therapy systems used for the treatment of cancer. We currently have four products; the Super Gamma System (“SGS”), the Body Gamma Treatment System (“BGTS”), the Head Gamma Treatment System (“HGTS”) and a multileaf collimator device (“MLC”) used in conjunction with a linear accelerator.

In 2006, we established Allied Moral Holdings (the “Company” or “Allied Moral”) in the British Virgin Islands as a holding company and transferred 100% of the ownership interests of Tibet Changdu Shengfeng Industry Development Company, Ltd. (“Tibet Changdu”), a Chinese holding company established in Tibet, to Allied Moral as part of an ownership restructuring to facilitate investments by foreign investors.

In 2005, the ownership interests of Shenzhen Hyper Technology Company, Ltd. (“Shenzhen Hyper”), Wuhan Kangqiao Medical New Technology Company, Ltd. (“Wuhan Medical”) and Beijing Yuankang Kbeta Nuclear Technology Company, Ltd. (“Beijing Nuclear”) were reorganized under Tibet Changdu. Upon the completion of the reorganization, Tibet Changdu owned 75% of the equity interest in Shenzhen Hyper, 100% of the equity interest of Wuhan Medical and 50% of the equity interest of Beijing Nuclear.

Huiheng is led by Hui Xiaobing, the former CEO of Everbright Holdings, a major Chinese financial institution. Through his experience and relationships, Mr. Hui maintains access to China’s hospitals, the Company’s principal customers, and the State Food and Drug Administration, the Chinese regulatory body that has significant influence on the Company’s business. As a result of his leadership, the Company has developed a strong sales and marketing force, covering the entire country and maintaining relationships with China’s top medical institutions that it has been able to convert into sales.

Huiheng’s expansion plans include broadening its product offering. The Company’s research and development team is focused on developing and producing the most technologically advanced radiotherapy and GTS products worldwide. In the last 5 years, Huiheng has been awarded 18 patents in China, USA, UK and EU, and its main products are all approved for use in China by the State Food and Drug Administration, an agency of the Ministry of Healthcare of the People’s Republic of China.

Currently, the focus of the research and development efforts has been on four main projects that are expected to lead to four product launches between Q3 2007 and Q4 2009. The first project is the development of the next generation SGS unit that will incorporate the world’s most advanced functional radiotherapy technologies through the addition of an Image Guided System (“IGS”), which improves the targeting of the radiation beam through use of computer-generated images, and Respiration Tracking System (“RTS”), which automatically adjusts the targeting of the radiation to compensate for the patient’s breathing. The other major projects include the development of a linear accelerator (“LINAC”) plus multileaf collimator unit, another type of radiotherapy device that is used in less demanding applications, an advanced magnetic resonance imaging (“MRI”) device and an industrial LINAC unit that is used for, among other things, preserving food through irradiation.

Huiheng has also begun pursuing relationships with foreign medical capital equipment technology leaders to offer high quality, low cost manufacturing services and China-based distribution for their products.

Shenzhen Hyper was established in September of 2001 as a domestic Chinese company based in Shenzhen China. From inception, it has been engaged in designing, developing, manufacturing and servicing radiotherapy medical equipment used for the treatment of tumors for customers throughout China. Shenzhen Hyper developed the Super Gamma System (“SGS”) in 2001. The SGS is a radiotherapy device that uses gamma radiation to non-invasively treat tumors located in the head and the body and to treat certain functional disorders of the head and neck areas. It utilizes stereotactic principles, or three-dimensional imaging, to enhance the accuracy of the targeting of the radiation beams. Our first SGS device was installed in 2001 and our SGS device was approved by the SFDA in 2003. As of the end of 2006, we have a total installed base of 19 SGS units, all of which are located in China. We estimate that over 14,000 patients have been treated with our SGS product. Shenzhen Hyper has also developed a multileaf collimator (“MLC”) device that is used in conjunction with a linear accelerator (“LINAC”) to provide conformal shaping of radiotherapy treatment beams, which increases the precision of the beam and reduces the damage caused to surrounding tissues. Our first MLC was sold in March of 2007 in China. We are currently applying for approval from the SFDA for this device. We have sold a total of 1 MLC unit. We are currently developing our own LINAC with which we will integrate our MLC. Shenzhen Hyper is currently working on the development of additional radiotherapy and diagnostic equipment that will be sold in China and abroad.

Wuhan Medical was established in September of 2001 as a domestic Chinese company based in Wuhan China. From inception, it has been engaged in designing, developing, manufacturing and servicing radiotherapy medical equipment for customers throughout China. Wuhan Medical developed BGTS in 2003 and the HGTS in 2004 and currently manufactures, markets and services these products.

The BGTS is a stereotactic radiotherapy device that uses gamma sourced radiation to non-invasively treat tumors located in the body. Our first BGTS device was installed in 2003 and in 2004 it was approved by the SFDA. As of the end of 2006, we have a total installed base of 7 BGTS units.

The HGTS is a stereotactic radiotherapy device that uses gamma sourced radiation to non-invasively treat tumors in the head and to treat other functional disorders of the head and neck area. Our first HGTS device was installed in 2004 and is expected to achieve SFDA approval in 2007. As of the end of 2006, we had a total installed base of 4 HGTS units.

Beijing Nuclear was established in December 2004 and supplies the Cobalt-60 radioactive material used as the radioactive source in the SGS, BGTS and HGTS.

We sell our products directly to hospitals and to third party investors in China that install our systems in hospitals for free and, in return, receive a portion of the net profits generated by the system. We also offer comprehensive post-sales services for our medical equipment to our customers. The service contracts are negotiated and signed independently and separately from the sales of medical equipment. Our post sales services include radioactive cobalt source replacement and disposal, training, product maintenance, software upgrades, and consulting.

Many of the key research and development personnel who developed our products are currently employed by our company.

PRICING

Treatment fees for radiotherapy are set by provincial governments in China, a factor we consider when pricing our systems. To gain market penetration, we price our radiotherapy treatment systems at levels that we believe offer attractive economic returns to distributors and hospitals, taking into account the prices of competing products in the market. We market and sell our products to distributors at a price that is lower than the price that hospitals pay for our products. We believe that our products are competitively priced compared to other radiotherapy devices available in China.

The provincial governments in China set the treatment fee rates for radiotherapy, and they may adjust the fee rates from time to time. If they reduce the fee rates, some hospitals and third party investors may be discouraged from purchasing our products, which would reduce our sales. In that event, we may need to decrease the price of our systems to provide our customers acceptable returns on their purchases. We cannot assure you that our business, financial condition and results of operations will not be adversely affected by any reduction in treatment fees for radiotherapy in the future.

REVENUES

We derive our revenues from selling our products to hospitals and third party investors and from selling service contracts to the buyers of our products.

Our net revenues are net of VAT, but include VAT refunds on the sales of self-developed software embedded in our medical equipment products. In addition, our revenues include regional VAT and Business tax subsidies (See ‘Tax and Incentives’).

We recognize revenues at the time our products are accepted by either the third party investor or the hospitals depending on contractual stipulation, which typically occurs within one to two weeks of shipment. The sales price of our devices includes basic training and installation services. These services are ancillary to the purchase of medical equipment by our customers and are normally considered by the customers to be an integral part of the acquired equipment. As the delivered items (training and installation services) do not have determinable fair values, revenues for the entire arrangement is recognized upon customer acceptance, which occurs after delivery and installation.

We typically require our customers to pay 30% of the sales price as a downpayment when a purchase order is placed, another 30% of the sale price when the product is shipped, and another 30% of the sale price after the device has been installed, tested and is accepted by the customer. The remaining balance is typically paid by the customer within one year of acceptance.

Our revenues, growth and results of operations depend on several factors, including the level of acceptance of our products among doctors, hospitals and patients and our ability to maintain prices for our products at levels that provide favorable margins. The level of acceptance among doctors, hospitals and patients is influenced by the performance and pricing of our products, our ability to educate distributors and the medical community about our products, our relationships with hospitals and major distributors, government reimbursement levels as well as other factors.

Our sales have historically been achieved on a unit-by-unit basis. We expect that in any given period a relatively small, and changing, number of third party investors will continue to account for a significant portion of our revenues. For the fiscal year ended December 31st 2005 and December 31st 2006, sales to our top four customers accounted for 85% and 89%, respectively, of our revenues.

COSTS

Cost of revenues

Our cost of revenues primarily consists of material and component costs. It also includes amortization of intangible assets and direct costs incurred in the assembly, installation and service of our products, such as salaries and related personnel expenses and depreciation costs of plant and equipment used for production purposes. Depreciation of property, plant and equipment attributable to manufacturing activities is capitalized and expensed as cost of revenues when product is sold. Depreciation for the years ended December 31, 2005 and 2006 amounted to RMB0.96 million (US$0.117 million) and RMB1.2 million (US$0.152 million), respectively. We outsource the production of components and assembly to our independent preferred vendors.

As we source a significant portion of our components and raw materials in China, we currently have a relatively low cost base compared to medical technology companies in more developed countries. We expect the costs of components and raw materials in China will increase in the future as a result of further economic development in China. In addition, our focus on new generations and applications of our products may require higher cost components and raw materials. We plan to offset increases in our cost of raw materials and components through more efficient product designs and product assembly enhancements as well as through savings due to economies of scale.

Operating expenses

Our operating expenses primarily consist of research and development expenses, sales and marketing expenses and general and administrative expenses.

Research and development.    Research and development expenses primarily consist of costs associated with the design, development, testing and enhancement of both our existing products and our new product development. These costs consist of expenditures for purchases of supplies, clinical trials, salaries and related personnel expenses, and other relevant costs. Going forward, we expect to increase our research and development expenses, both on an absolute basis and as a percentage of revenue, to develop new products and applications and to improve the product designs of our existing products.

Sales and marketing.    Sales and marketing expenses consist primarily of salaries and related expenses for personnel engaged in sales, marketing and customer support functions and costs associated with advertising and other marketing activities. Similar to most China-based manufacturers of medical equipment and supplies, our sales are made primarily to third party investors. As a result, our sales and marketing expenses as a percentage of revenues are significantly lower than manufacturers of medical equipment and supplies that operate their own marketing and distribution networks and sell directly to hospitals. Going forward, we expect to increase our expenditures on sales and marketing, both on an absolute basis and as a percentage of revenue, to promote our products in China. Furthermore, we anticipate aggressively pursuing new markets outside the PRC and expect to increase our expenditures on sales and marketing for this purpose as well

General and administrative. General and administrative expenses consist primarily of salaries and benefits and related costs for our administrative personnel and management, fees and expenses of our outside advisers, including legal, audit and valuation expenses, expenses associated with our administrative offices and the depreciation of equipment used for administrative purposes. We expect that our general and administrative expenses will increase, both on an absolute basis and as a percentage of revenue, as we hire additional personnel and incur costs related to the anticipated growth of our business and our becoming a publicly listed company in the U.S.

TAXES AND INCENTIVES

Allied Moral Holdings

Under the current laws of the British Virgin Islands, we are not subject to tax on our income or capital gains. In addition, no British Virgin Islands withholding tax will be imposed on payments of dividends by us to our shareholders.

Tibet Changdu

Under the current PRC laws, Tibet Changdu is subject to EIT and VAT. Tibet Changdu is established in the western region of the PRC and, as such, it is currently subject to an EIT rate of 15%, compared to a statutory rate of 33% for most companies in China. However, pursuant to an agreement with the Tibet Finance Bureau, Tibet Changdu will be refunded any amounts of its annual EIT payment that exceed RMB 900,000. In addition, the Tibet Finance Bureau will refund Tibet Changdu’s annual 31% business tax payment and its 38.75% VAT payment under the condition that the total annual business tax and VAT owed exceeds RMB1 million and RMB1.5 million, respectively. This tax incentive policy will be valid for 5 years from the commencement of the tax refund, which began in fiscal 2006.

Shenzhen Hyper

Shenzhen Hyper is classified as a high technology company and currently operates in an approved economic-technological development area. As such, it is currently subject to an EIT rate of 15%, compared to a statutory rate of 33% for most companies in China. Furthermore, this classification, according to local tax regulations, entitles Shenzhen Hyper to a tax-free period for two years, commencing on it first profitable year, and a 50% reduction in EIT for the following six years. As of December 31st 2006, Shenzhen Hyper has not yet achieved retained profits after deducting accumulated losses.

VAT is charged based on the selling price of products at a general rate of 17% and revenues are recorded net of this VAT. Shenzhen Hyper, however, is entitled to a 14% refund of VAT on the sales of self-developed software embedded in device systems. This is a result of a PRC government program to promote the development of the high technology sector of China’s economy.

The VAT refund is recorded as part of net revenues under U.S. GAAP. For the fiscal year ended December 31, 2006, VAT refunds amounted to RMB1.35 million, which accounted for approximately 1.2% of our revenues for the period. There were no VAT refunds for fiscal year ending December 31st 2006.

Wuhan Medical

Wuhan Medical is classified as a high technology company and currently operates in an approved economic-technological development area. As such, it is currently subject to an EIT rate of 15%, compared to a statutory rate of 33% for most companies in China. Furthermore, this classification, according to local tax regulations, entitles Wuhan Kangqiao to a tax-free period for two years, commencing the first year the company is established. Wuhan Medical’s EIT rate for the years ending December 31, 2004, 2005 and 2006 were 0%, 15% and 15%, respectively.

The PRC tax system is subject to uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. There can be no assurance that changes in PRC tax laws or their interpretation or their application will not subject us to tax increases in the future.

SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies and Estimates

The discussion and analysis of our financial condition presented in this section are based upon our financial statements, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of our financial statements we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” we identified the most critical accounting principles upon which our financial status depends. We determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. We present these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

(a)	Principles of Consolidation

Depreciation is calculated to write off the cost or valuation of fixed assets over their estimated useful lives, using the straight line method, at the following annual rates :-
The Consolidated financial statements include the Company and its three subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Depreciation is calculated to write off the cost or valuation of fixed assets over their estimated useful lives, using the straight line method, at the following annual rates :- Cash

Cash consist of cash on hand and in bank.

(c)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount after deduction of trade discounts, value added taxes and allowance, if any, and do not bear interest. The allowance for doubtful accounts is management's best estimate of the amount of probable credit losses in the existing accounts receivable. Management determines the allowance based on historical write-off experience, customer specific facts and economic condition. No allowance has been provided for doubtful accounts as of December 31, 2005 and 2006 (Note 5).

(d)	Depreciation is calculated to write off the cost or valuation of fixed assets over their estimated useful lives, using the straight line method, at the following annual rates :- Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of work in progress and finished goods comprise direct material, direct production and an allocated proportion of production overheads.

(e)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation or amortization. Depreciation expense is recognized using the straight-line method to the asset's estimated residual value over the estimated useful lives of the assets as follows:

Years
Leasehold improvement	3-5
Buildings	20
Production equipment	3-5
Furniture, fixtures and office equipment	3-5
Motor vehicles	5-10

Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset. Depreciation of property, plant, and equipment attributable to manufacturing activities is capitalized as part of inventory, and expensed to cost of revenues as inventory is sold.

(f)	Intangible Assets

Intangible assets were contributed to the Group and are stated at cost, representing the fair value at the time of contribution by minority owner of a subsidiary. Fair value was supported by cash contributed contemporaneously by another investor. Cost is net of accumulated amortization and impairment losses. Amortization expense is recognized on the straight-line basis over the estimated respective useful lives of these intangible assets as follows:

Years
Patented technology	20
Software	5

Management reviews the carrying values of its intangible assets if the facts and circumstances suggest that these assets may be impaired. To the extent that the review indicates that the carrying values of these assets may not be recoverable, as determined based on their estimated future undiscounted cash flows over the remaining amortization period, the carrying values of these assets will be reduced to their estimated fair values.

(g)	Investment in Affiliated Company

Beijing Kbeta was established in December 15, 2004 at which time Tibet Changdu acquired a 20% equity interest. During fiscal year 2005, Tibet Changdu acquired an additional 30% equity interest in Beijing Kbeta for RMB 300,000. The cost for each acquisition approximated fair value of the proportion of the net assets acquired and accordingly, no investor level goodwill was recognized.

The Company's equity interest in Beijing Kbeta is accounted for used the equity method of accounting because the Company has the ability to exercise significant influence over the investee, but does not have a controlling financial interest.

If circumstances indicate that the carrying value of the Group's investment in Beijing Kbeta may not be recoverable, the Group would recognize an impairment loss by writing down its investment to its estimated net realizable value if management concludes such impairment is other than temporary.

(h)	Impairment of Long-Lived Assets

Long-lived assets, including property, plant, and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

No Impairment was recognized in 2005 and 2006.

(i)	Revenue Recognition

The Group generates revenue primarily from sales of medical equipment and provision of maintenance and support services. Revenue is recognized as follows:

The Group recognizes revenue when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. The sales price of the medical equipment includes the training and installation services. These services are ancillary to the purchase of medical equipment by customers and are normally considered by the customers to be an integral part of the acquired equipment. As the delivered items (training and installation services) do not have determinable fair values, the Group recognizes revenue for the entire arrangement upon customer acceptance, which occurs after delivery and installation.

In the PRC, value added tax ("VAT") of 17% on invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue of the Group; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

Pursuant to the laws and regulations of the PRC, Shenzhen Hyper is entitled to a refund of VAT on the sales of self-developed software embedded in medical equipment. The VAT refund represents the amount of VAT collected from customers and paid to the authorities in excess of 3% of relevant sales. The amount of VAT refund is calculated on a monthly basis. As the refund relates directly to the sale of self-developed software that is embedded in the Group's products, the Group recognizes the VAT refund at the time the product is sold. The amount is included in the line item "Revenues, net" in the consolidated statements of income and is recorded on an accrual basis. VAT refunds included in revenue for the year ended December 31, 2006 was RMB 1,346,154. There were no VAT refunds for the year ended December 31, 2005.

Pursuant to the document dated December 16, 2004 with No.173 issued by Tibet Finance Bureau, the profits tax payment of Tibet Changdu in excess of RMB 900,000 for a year will be refundable by Tibet Finance Bureau. The 31% and 38.75% of business tax payment and value added tax payment respectively for a year will be refundable by Tibet Finance Bureau provided that the business tax payment and value added tax payment should be arrived at RMB 1 million and RMB 1.5 million for a year respectively. Such tax incentive policy will be valid for 5 years from the year of commencement of tax refund. The tax subsidy income from Tibet Finance Bureau was included in the Group's revenue for 2006 (Note 12).

The medical equipment sold by the Group has embedded self-developed software. In all cases, the medical equipment is marketed and sold based on its performance and functionality as a whole. The self-developed software is not sold on a standalone basis.

Tibet Changdu also provides comprehensive post-sales services to certain distributors for medical equipment used by hospitals. These contracts are negotiated and signed independently and separately from the sales of medical equipments. According to the agreements, Tibet Changdu provides comprehensive services including exchange of cobalt, training to users of the medical equipment, maintenance of medical equipment, upgraded software and consulting. Fees for the services are recognized under the straight-line method over the life of the contract.

(j)	Research and Development Costs

Research and development costs are expensed as incurred.

(k)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

(l)	Retirement and Other Postretirement Benefits

Contributions to retirement schemes (which are defined contribution plans) are charged to consolidated statements of operations as and when the related employee service is provided.

(m)	Warranty Costs for Medical Equipment

The Group provides a product warranty to its customers to repair any product defects that occur generally within twelve months of the date of sales. Based on the limited number of actual warranty claims and the historically low cost of such repairs, the Group has not recognized a liability for warranty claims, but rather recognizes such cost when product repairs are made.

(n)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, realizable values for inventories and deferred income tax assets. Actual results could differ from those estimates.

(o)	Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the businesses that relate to a wide range of matters, including among others, product liability. The Group records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. As management has not become aware of any product liability claim arising from any medical incident over the last three years, the Group has not recognized a liability for product liability claims.

(p)	Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standard Board ("FASB") issued FASB Statement No. 123R (revised 2004), Share-Based Payments, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services, in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic companies, this Statement requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. The Group has not been engaged in any share-based payment transactions.

In December 2004, the FASB issued FASB Statement No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage). Under this Statement, such items will be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2007. Management anticipates that this new Statement will not have a material impact on the Group.

In December 2004, the FASB issued FASB Statement No. 153, Exchanges of Nonmonetary Assets, which eliminates an exception in APB 29 for recognizing nonmonetary exchanges of similar productive assets at fair value and replaces it with an exception for recognizing exchanges of nonmonetary assets at fair value that do not have commercial substance. This Statement will be effective for the Company for nonmonetary asset exchanges occurring on or after January, 1, 2007. Management currently does not contemplate entering into any transactions within the scope of FASB Statement No. 153. Consequently, management does not believe the adoption of the statement will have material impact on its consolidated financial statements.

In September 2005, the Emerging Issues Task Force ("EITF") issued EITF issue No. 04-13 Accounting for Purchases and Sales of Inventory with the Same Counterparty, EITF 04-13 provides guidance as to when purchases and sales of inventory with the same counterparty should be accounted for as a single exchange transaction. EITF 04-13 also provides guidance as to when a nonmonetary exchange of inventory should be accounted for at fair value. EITF 04-13 will be applied to new arrangements entered into, and modifications or renewals of existing arrangements occurring after January 1, 2007. The Group does not have such transactions within the scope of EITF 04-13. Consequently, management doesn't believe the adoption of the statement will have material impact on its consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes". FIN 48 establishes the threshold for recognizing the benefits of tax-return positions in the consolidated financial statements as "more-likely-than-not" to be sustained by the taxing authority, and prescribes a measurement methodology for those positions meeting the recognition threshold. FIN 48 is effective the fiscal year beginning after December 15, 2006. Management is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated financial position and results of operations.

(q)	Segment Reporting

The Company has no operating segments, as that term is defined in FASB Statement No. 131, Disclosure About Segments of an Enterprise and Related Information. All of the Group's operations and customers are in China. Accordingly, no geographic information is presented.

Incentive Share and After-Tax Profit Targets

As an additional purchase price, the shareholders of the Company or their designees will be issued, on an all or none basis per year, an aggregate of 1,600,000 shares of common stock of Allied Moral Holdings (400,000 shares each year for four years), if on a consolidated basis, Allied Moral Holdings has after-tax profits in the following amounts for the indicated 12-month periods ending December 31:

Years Ending December 31	After Tax Profit

2008	13,100,000
2009	18,500,000
2010	26,200,000
2011	34,000,000

OUR SELECTED RESULTS OF OPERATIONS

We believe comparisons of our two most recent fiscal years provide useful information for investors regarding our results of operations and illustrate the recent trends in our business and operations. This is particularly so since the majority of our operating activity and growth has occurred during our most recent fiscal years.

Comparison of Years Ended December 31st, 2005 and 2006

Operating revenues

For the year ended December 31, 2006, total revenues amounted to $12.35 million, an increase by $2.55 million, compared to $9.80 million for the same period of the prior year, representing a 25.9% increase.

Of the total revenues of $12.35 million for 2006, the product sales and service revenue accounted for $11.29 million, an increase by $1.39 million, compared to $9.90 million for the same period of the prior year, representing a 14.0% increase. There were 8 devices installed and 26 service contacts sold in 2006 compared with 12 and 23, for the same period of the prior year. Although device sales decreased, total revenues increased as a result of increased service revenues. Following the reorganization, the company signed a number of service contracts with its customers that were effective as of October 1, 2005. As a result, the company generated service revenues for a total of three months in 2005 and for 12 months in 2006, which has resulted in an overall increase in revenue.

Of the $12.35 million of total revenues, approximately $1.38 million related to tax refunds and subsidies, an increase of approximately $1.38 million over the $0 in tax refunds and subsidies for the same period of the prior year, a 100% increase. The tax refund and subsidies accumulate over the current year and are paid to the company and recognized as revenue in the subsequent year. Based on the regional tax refund and subsidy policies, the company did not pay taxes in 2004 and therefore had no refunds in 2005. The company did pay taxes in 2005 and as a result, received a refund in 2006.

Revenue Backlog

An important measure of the stability and growth of the Company’s business is the number of purchase orders placed by customers for products that the company has not yet installed or backlog, which represents the total amount of unrecognized revenue associated with existing purchase orders. Any deferral of revenue recognition is reflected in an increase in backlog as of the end of current period. The backlog as of December 31, 2006 amounted to $5.41 million, representing an increase of_9.6%, compared to $4.93 million as of December 31st, 2005.

Cost of revenues

The total cost of revenues amounted to $2.65 million, a decrease by $1.5 million compared to $4.15 million for the same period of the prior year, representing a 36.1% decrease. The decrease was due to an increase in service contract revenues as a percentage of total revenues over the prior year which has a higher margin and a lower associated cost of revenues than sales of devices.

Gross margin

As a percentage of total revenues, the overall gross margin increased significantly to 78.5% for the year ended December 31, 2006 from 57.6% for the same period in the prior year, primarily because higher margin service revenues represented a higher percentage of total revenues.

Operating expenses

Sales and marketing expenses

Sales and marketing expenses mainly consist primarily of salaries and related expenses for personnel engaged in sales, marketing and customer support functions and costs associated with advertising and other marketing activities.

Sales and marketing expenses were approximately $123,308 for the year ended December 31st 2006, an increase of 101%, or roughly $61,863, compared to approximately $61.445 for the same period of the prior year. The increase was mainly due to the reorganization in October 2005, which resulted in sales and marketing expenses concentrated in Tibet Chengdu, whereas before the reorganization some of these selling expenses were logged in the operating center subsidiary, not recognized in this pro forma. As a result, for October, November and December of 2005, all sales and marketing expenses were realized in Tibet Chengdu and for all 12 months of 2006, all sales and marketing expenses were realized in Tibet Chengdu.

This relatively low overall expenditure toward sales and marketing is due to our direct marketing strategy which primarily includes expenses for salaries, commissions and travel fees for our marketing staff. The Company has established guidelines to monitor and evaluate sales performance for its products to customers in different industries and regions to control selling expenses. We expect that our selling expenses will remain at or increase above the 2006 levels as we increase our efforts to expand sales, particularly internationally, where our brand is not as well known and the resources devoted to establish a presence in new markets will be greater.

General and administrative expenses

General and administrative expenses consist primarily of salaries and benefits and related costs for our administrative personnel and management, fees and expenses of our outside advisers, including legal, audit and valuation expenses, expenses associated with our administrative offices. General and administrative expenses amounted to approximately $1.28 million for the year ended December 31st 2006, an increase of roughly $145,458 compared to approximately $1.13 for the same period of the prior year, representing an increase of 12.86%. The increase in general and administrative expenses was the result of our growth over that period.

Research and development expenses

Research and development expenses comprise mostly employee compensation, materials consumed and experiment expenses for specific new product research and development, and any expenses incurred for basic research on advanced technologies. Research and development expenses were presented on the statement of income as $124,283 for the year ended December 31, 2006, compared to $72,267 in the same period of the prior year. This was due to new product development including our MLC, linear accelerator and next generation SGS device.

Subsidy and tax refund income

The PRC government provides financial subsidies out of the value added tax they collect in order to encourage the research and development efforts of certain enterprises, such as those involved with software development. Shenzhen Hyper qualifies for such subsidies. In addition, the Tibet government provide financial subsidies out of the value added tax they collect in order to encourage business development in the region. Tibet Chengdu qualifies for such subsidies.

All subsidies were accounted for based on evidence that the operations of those companies were entitled to receive these subsidies or that cash had been received. Subsidy income received for the year ended December 31, 2006 amounted to $1.38 million, compared to $0 for the year ended December 31, 2005.

Income tax provision

 Our effective tax rate was 17.07% for the year ended December 31, 2006, compared to 8.02% for the year ended December 31, 2005. The income tax expense for the year ended December 31, 2006 was approximately $1.39 million, an increase of $1.04 million, or nearly 300%, compared to $352,000 for the prior year. The increase in income tax provision was attributed in large part to the increase in taxable income, which nearly doubled year-over-year.

Net income

For the year ended December 31st 2006, the Company’s net income amounted to $6.82 million, an increase by $2.82 million compared to $3.99 million for the prior year, or 70.66%. This increase was attributable primarily to the increase in total revenues and operating income.

LIQUIDITY AND CAPITAL RESOURCES

To date, the Company has financed its operations primarily through cash flows from operations as well as short term and long term borrowings from banks.

As of December 31, 2006, the Company had total assets of $9.5 million, of which cash amounted to $338,039, accounts receivable amounted to $2.65 million and inventories amounted to $1.62 million, and working capital was approximately $1.33 million. The quick ratio was approximately 0.69:1.

Comparison of years ended December 31, 2005 and 2006

Net cash used in operating activities totaled $10.55 million for year ended December 31, 2006, an increase by $9.78 million compared to $764,854 for the prior year, representing a 1280.0% increase. This increase resulted primarily from the following factors: 1) the increase in net income of $2.82 million; and 2)] the following changes in the operating assets and liabilities:

•	$4.98 million decrease in accounts receivable;
•	$135,437 increase in inventory;
•	$16,437 increase in prepayments and other receivable;
•	$114,838 decrease in accounts payable;
•	$547.612 increase in tax payable;
•	$1.78 million decrease in accrued liabilities;
•	$1,024 increase in amounts due to related parties.

The decrease in accounts receivable was due to the Company’s enhanced ability of receivable collections. The decrease in accounts payable was due to fewer device sales over the period that required prepayments to manufacturing vendors. The decrease in accrued liabilities was also due to fewer device sales over that period that required prepayments to manufacturing vendors. The increase in tax payable was due to the increase in revenue and net income over that period.

Net cash used by investing activities was -$260,107 and -$283,603 for the years ended December 31, 2005 and 2006, respectively. The cash used by investing activities consisted mainly of capital expenditures, advances to third parties and advances to related parties.

Cash flows provided by financing activities amounted to -$477,064 and -$10.06 million for the year ending December 31, 2005 and 2006, respectively. Cash flows generated by financing activities consist of dividends paid and repayments of advances to third parties. There was a dividend payment of approximately $9.16 million compared to $0 in the prior year. This dividend was declared prior to the private financing in which Allied engaged in January 2007 and paid upon the closing of that financing. . As a result of these changes, the financing activities for year ended December 31, 2006 created a decrease of $9.58 million compared to the financing activities for the same period of the prior year.

Working Capital

The Company’s working capital has decreased by $512,000 over the period between December 31, 2005 and December 31, 2006. Total current assets at December 31, 2006 amounted to $8.11 million, a decrease by approximately $4.01 million compared to $12.12 million at December 31, 2005. The decrease was attributable mainly to a significant decrease in accounts receivable.

Current liabilities amounted to $9.44 million at December 31, 2006, in comparison to $11.30 million at December 31, 2005. The decrease is attributable mainly to following factors: First, a decrease of $1.67 million in accrued liabilities and other payables; second, a decrease of $655,000 in liabilities due to a related party.

The current ratio increased from 1.07 at December 31, 2005 to 0.86 at December 31, 2006. The changes in current ratio were due mainly to a larger percent reduction of current liabilities than current assets, year over year.

OPERATING LEASE COMMITTMENTS

Rental expenses for obligations under operating leases were RMB 667,268 and RMB 356,088 for the years ended December 31, 2005 and 2006, respectively. As of December 31, 2006, the total future minimum lease payments under non-cancellable operating leases in respect of premises are RMB 74,906.

EMPLOYEES AND THEIR BENEFITS

At December 31, 2006, we had a total of 79 employees. The Company believes that its success in attracting and retaining highly skilled technical employees and sales and marketing personnel is largely a product of its commitment to providing a motivating and interactive work environment that features continuous and extensive professional development opportunities, as well as frequent and open communications at all levels of the organization.

RECENT ACCOUNTING PRONOUNCEMENTS
Quantitative information about market risk and qualitative information about market risk
Transaction Risk and Currency Risk Management

Our operations do not employ financial instruments or derivatives which are market sensitive, and therefore we are not subject to the financial market risks associated with such instruments and derivatives.

Exchange Rate Sensitivity

We do not currently sell our products internationally, so we are not subject to substantial risk from changes in exchange rates. There is a limited impact from exchange rate fluctuations as a result of the fact that we purchase some components and materials internationally. However, after a fairly stable period when the RMB was pegged to the US Dollar, the trend over the past few years has been appreciation of the RMB. This has the result of reducing our costs when stated in RMB terms, as it requires fewer RMB to acquire the same dollar value of goods compared to periods when the RMB was weaker.

Our production base is in China, which results in a substantial portion of our operating expenses being denominated in Renminbi, although the majority of our international purchases are made in U.S. dollars.

We currently do not engage in hedging or other activities to control the risk of our foreign currency exposure.

Exchange Controls

Chinese law allows enterprises owned by foreign investors to remit their profits, dividends and bonuses earned in China to other countries, and the remittance does not require prior approval by the State Administration on Foreign Exchange. SAFE regulations formerly required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to payment restrictions and reporting, the ability of a Chinese company to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business which they own as a result of other restrictions that the Chinese government may impose. Relevant Chinese laws and regulations permit payment of dividends only from retained earnings, if any, determined in accordance with Chinese accounting standards and regulations. It is possible that the Chinese tax authorities may require changes in our reported income that would limit our ability to pay dividends and other distributions. Chinese law requires companies to set aside a portion of net income to fund certain reserves which amounts are to distributable as dividends. These rules and possible changes could restrict a company in China from repatriating funds to us and our shareholders as dividends.
Interest Rate Risk

We are equity financed and have only limited debt that is subject to interest rate change risk.

FUTURE DEVELOPMENT AND BUSINESS STRATEGIES

Our goal is to become a leading global medical capital equipment company. Our strategy to achieve this goal is as follows:

(1)	We plan to maintain our leading technology position in China by focusing our research and development efforts on improving our existing core radiotherapy products and developing new technologies
(2)	We plan to aggressively pursue sales of our medical equipment in the international markets.

(3)	Pursue relationships with foreign medical capital equipment technology leaders for global manufacturing services and distribution in China.

Subsequent Events

In January 2007, Allied engaged in a private equity financing in which it issued 2,666,667 shares of its Series A Preferred Stock in exchange for gross proceeds of US $10 million. The issuance was to 7 accredited US investors and was exempt from registration under Section 4(2) of the Securities Act.

On May 15, 2007 the shareholders of Allied entered into a definitive Share Exchange Agreement to be acquired by Mill Basin Technologies, Inc., a public shell company established under the laws of State of Nevada, and it closed that transaction on that same date. In accordance with the Share Exchange Agreement, the owners of Allied own the majority of voting stock, as they will receive an aggregate of 13,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of Allied and 266,666 shares of Series A Preferred Stock in exchange for 2,666,667 shares of Allied Series A Preferred Stock.  The shares were issued only to accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering.

DESCRIPTION OF PROPERTIES

We currently operate our business out of two properties located in the PRC. Wuhan Medical is headquartered in Wuhan, China where it owns a 287 m2 office building that houses management, research and development personnel, marketing, finance and administrative support staff.

Shenzhen Hyper is headquartered in Shenzhen, China, where it leases office space of 703 m2, with a monthly rental of RMB18,984 per month, that houses management, research and development personnel, marketing, finance and administrative support staff.  This lease commenced on March 2, 2007 and will expire on October 1, 2007, at which time Shenzhen Hyper will move to the new office space in Shenzhen.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of May 15, 2007, we had a total of 13,450,000 shares of common stock outstanding and 266,666 shares of Series A Preferred Stock issued and outstanding, which are our only issued and outstanding voting equity securities.

The following table sets forth, as of May 5, 2007: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name of Beneficial Owner	Amount of Beneficial Ownership After the Share Exchange	Percentage Ownership after the Share Exchange
Hui Xiaobing, CEO and Chairman, Mill Basin No.5, Lane Hou Yuan En Temple, Dongcheng District, Beijing, P.R.China	12,600,000	78.18%

Chardan China Investments, LLC 625 Broadway, Suite 1111 San Diego, CA 92101	1,956,839	12.14%

Huang Jian, VP of Mill Basin Room 23B,Suite Heya Ge, Fuyi Yaju Garden,Futian District, Shenzhen,P.R.China	*	*

Cui Zhi, Chief Technology Officer of Tibet Shengfeng Room 14B, Block A, Tianjian Yangguang Huayuan Garden, Futian District, Shenzhen,P.R.China	*	*

Li Bo, Director and Secretary of Mill Basin 1st Block, No.1,Meichun Road, Futian District, Shenzhen, Guangdong Province, P.R.China	*	*

Chen Qingzxiang, Director of Finance of Tibet Shengfeng Room 706, Block 3, Suite Yalan, World Garden, Huanqiao City, Shenzhen,P.R.China	*	*

Tan Shucheng, Director of Marketing, Tibet Shengfeng Block 603, 77 Building, Yitian Village, Futian District,Shenzhen, P.R.China	*	*

Sun Yihua, VP and Director, Wuhan Medical, Room 1702,Block 2, Gaoceng Garden,Yujia Mouantain, Hongshan District,Wuhan City, P.R.China	*	*

Zhang Li, Director, Mill Basin 625 Broadway, Suite 1111 San Diego, CA 92101	*	*

All Officers & Directors as a Group (6 individuals)	12,600,000	78.18%
(1) All percentages have been rounded up to the nearest one hundredth of one percent

* Individual owns less than 1% of our securities.

Changes in Control

Pursuant the Share Exchange, Allied’s former shareholders own 96.65% of our common stock and 100% of our preferred stock, resulting in a change in control of our company.

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

The following table and text set forth the names and ages of all of our directors and executive officers as of May 15, 2007. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

In connection with the Share Exchange, Mill Basin’s officers and directors resigned and were completely replaced with Allied’s officers and directors.

Name	Age	Position
Hui Xiabing	54	Chairman and CEO
Huang Jian	54	Vice President
Li Bo	35	Director and Secretary
Zhang Li	55	Director
Cui Zhi	38	Chief Technology Officer
Chen Qingxiang	60	Principal financial and accounting officer
Tang Sucheng	45	Director of Marketing

.
Hui Xiaobing, Chairman of the Board and CEO,

Mr. Hui currently serves as Chairman of the Board and Chief Executive Officer of Allied Moral Holdings, positions he has held since the inception of the company in 2006, and Chairman of the Board and Chief Executive Officer of Tibet Changdu, positions he has held since 2005. In addition, Mr. Hui has been the Chief Executive Office of Huiheng Group since 2004. Mr. Hui also served from 1999 to 2006 as the President and Chairman of the Board of Shenzhen OUR Technology Co., Ltd., the pioneer of the radiotherapy industry in China. Mr. Hui holds a Masters degree in _Regional Economics from Tongji University.

Huang Jian, Vice President

Mr. Huang Jian has a background in business and management. He currently serves as the Vice President of Allied Moral Holdings, a position he assumed in 2007. Mr. Huang is also the President and Director of Wuhan Kangqiao, positions he has held since 2006. In addition, Mr. Huang has been a director of Shenzhen Hyper since 2006 and has been the President of Shenzhen Hyper since 2001. Mr. Huang has a degree from Beijing Broadcast and Television University

Li Bo, Director and Secretary

Mr. Li Bo has a background in business and engineering and holds a Ph.D in management from Huazhong University of Science and Technology. Since 2005, Mr. Li has served as the Assistant to the CEO of Huiheng. Prior to that, from 1998 to 2001, Mr. Li was the Assistant to the President of Wuhan Huazhong Numerical Control System Co., Ltd.

Zhang Li, Director
Mr. Zhang has been a principal of Chardan Capital, LLC, which focuses on identifying established and profitable Chinese companies that want to have their securities traded publicly in U.S. equities markets, since its inception in 2004. From 2001 until joining Chardan, he was a principal of Pacific Asia Ventures, LLC, a company that identified various business opportunities between Chinese and U.S. companies and facilitated business relationship between them.

Mr. Zhang recently served as the CFO of Chardan China Acquisition Corp, now Origin Agritech, a Nasdaq-listed company based in China, and he is currently the CEO of Chardan North China Acquisition Corp. (CNCAU, CNCA, CNCAW) and Executive Vice President of Chardan South China Acquisition Corp (CSCAU, CSCA, CSCAW).
Mr. Chen Qingxiang, Director of Finance

Mr. Chen Qingxiang is directly responsible for the financial matters of Huiheng and has extensive experience in finance and accounting. He currently holds the position of chief financial officer of Tibet Chengdu, which he began in 2004. Rrom 2001 to 2004, Mr. Chen served as the General Auditor of Huan Wealth Insurance Co., Ltd. Mr. Chen holds an Advanced Accounting degree.

Mr. Cui Zhi, Chief Technology Officer

Mr. Cui Zhi oversees Tibet Changdu’s research and development operations as the Chief Technology Officer, a position he has held since 2005. From 2001 to 2005, Mr. Cui was the General Engineer for Shenzhen Hyper Technology Co., Ltd. where he played a key role in the development of the Super Gamma System. Mr. Cui holds a Ph.D in Physics from China Science and Technology University.

Tang Sucheng, Director of Marketing
Mr. Tang is responsible for the sales and marketing functions of Tibet Chengdu as Director of Marketing, a position he has held since 2005From 2000 to 2005, Mr. Tang was the Vice General Manager of SZ Jiancheng Investment Co., Ltd., a former affiliate of Huiheng. Mr. Tang studied at the Austria National Science and Technology Academy, where he earned a PHD degree in physics

Significant Employees

The Company’s executive officers, as described above, comprise all of its significant employees.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information, on an accrual basis, with respect to the compensation of our and Allied’s executive officers for the three fiscal years ended December 31, 2006.

Name and Principal Position	Year Ended	Salary	Restricted Stock Award(s)	Bonus, Options, Long Term Incentive Plans and All Other Compensation

Hui Xiaobing ,	2004	$18,000	$0	$3,750
Chief Executive Officer (1)	2005	$18,000	$0	$2,500
	2006	$18,000	$0	$2,500

Huang Jian,	2004	$15,000	$0	$2,500
Vice President	2005	$15,000	$0	$2,113
	2006	$15,000	$0	$1,250

Chen Qingxiang,	2004	$5,625	$0	$1,250
Chief Financial Officer	2005	$7,500	$0	$1,250
	2006	$7,500	$0	$1,250

Sun Yihua,	2004	$9,000	$0	$1,500
Vice President	2005	$9,000	$0	$1,500
	2006	$6,850	$0	$1,500

Cui Zhi,	2004	$10,800	$0	$2,500
Chief Technology Officer	2005	$11,400	$0	$2,225
	2006	$12,600	$0	$1,250

Tang Sucheng,	2004	$6,188	$0	$1,125
Director of Marketing	2005	$6,750	$0	$1,125
	2006	$6,750	$0	$1,125

Li Bo,	2004	$7,500	$0	$1,250
Secretary	2005	$7,500	$0	$1,250
	2006	$7,500	$0	$1,250

Keith S. Barton	2006	$24,462	$0	$0

Options/SAR Grants Table

During the last fiscal year, neither we nor Allied have granted any stock options or Stock Appreciation Rights to any executive officers or other individuals listed in the table above.
Aggregated Option/SAR exercised and Fiscal year-end Option/SAR value table

Neither our executive officers nor the other individuals listed in the tables above, exercised options or SARs during the last fiscal year.

Stock Option Plan

The Company has adopted a stock option plan that reserves 1,500,000 shares for issuance upon the exercise of options. No options have been issued under the plan as yet.

Long-term incentive plans

No Long Term Incentive awards were granted in the last fiscal year.

Defined benefit or actuarial plan disclosure

As required by Chinese law, our Chinese subsidiaries contribute 10% of an individual employee’s monthly salary to pension insurance.

Compensation of Directors

At present, our directors serve without compensation, other than the reimbursement of their expenses incurred in performing their duties. We anticipate establishing a compensation program for our directors in the future.

Employment contracts and termination of employment and change-in-control arrangements

None of our officers or employees is under an employment contract or has contractual rights triggered by a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

Neither Mill Basin nor Allied had a compensation committee of its respective board of directors during fiscal 2005. Huiheng intends to establish such a committee in the course of fiscal 2007. Mill Basin did not pay any salary or other compensation during fiscal 2006. Mr. Hui, in consultation with others, determined the compensation payable to officers and employees of Allied and its subsidiaries during 2006 and prior to the Share Exchange for 2007.

No executive officer of Allied served as a member of the compensation committee or the equivalent of another entity during 2006. No executive officer of Allied served as a director of another entity, other than affiliates of Allied, during 2006. No executive officer of Allied served as a member of a compensation committee or equivalent, of another entity, one of whose executive officers served as a director of the registrant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with management and others

In August 2005, Pinewood issued 9,500,000 shares of its common stock to its President, Keith S. Barton, in exchange for all of the outstanding Membership Units of Pinewood Imports, LLC in effect converting Pinewood from a limited liability company to a corporation. In addition, 50,000 shares of the Company’s common stock were sold to Michelle M. Barton, Secretary/Treasurer and the wife of Mr. Barton, in December 2005 for $50.

In December 2005 the Company sold 700,000 shares of its common stock in a private placement at a price of $.001 per share to 39 individuals. In April 2006, the Company registered for resale 1,583,500 shares of its common stock belonging certain shareholders (although the Company was not obligated to do so by virtue of any Registration Rights Agreement or other agreement), and subjected itself to the Securities Exchange Act of 1934 reporting requirements because it believed that its being a public entity would provide benefits in visibility for carrying on its business, and provide liquidity to its shareholders.

On September 1, 2006, Keith S. Barton and Michelle M. Barton, principal stockholders of the Company) and 33 other stockholders, as sellers (each a  “ Seller” and collectively, the “Sellers”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Harborview Master Fund LP (“Harborview”) and Diverse Trading Ltd., as purchasers (each a “Purchaser” and collectively the “Purchasers”). Pursuant to the terms of the Securities Purchase Agreement, the Sellers sold an aggregate of 10,044,600 shares of the Company’s common stock (the “Shares”), representing 98.96% of the outstanding shares. All proceeds were paid to the Sellers. No proceeds were paid to the Company.

On September 1, 2006, Keith S. Barton and Michelle M. Barton, who had been officers and directors of the Company, resigned from those positions.

By Board action on September 1, 2006, Richard Rosenblum, who had been elected as a director of the Company, was elected as President, Chief Executive Officer and Chief Financial Officer of the Company, and David Stefansky was elected as Secretary of the Company and as a director of the Company. Richard Rosenblum and David Stefansky are principals of the general partner of Harborview, one of the Purchasers. Neither has an employment agreement with the Company.

The Board of Directors authorized the Company to discontinue its business operations as conducted prior to the closing of the transactions which were the subject of the Securities Purchase Agreement and to transfer such operations and the assets relating thereto to Keith S. Barton, former officer, director and stockholder of the Company, in consideration of Mr. Barton’s assuming all of the liabilities relating to such operations and assets.  The transfer to Mr. Barton and his assumption of the liabilities were effected on September 5, 2006. Mr. Barton and his wife, Michelle M. Barton, a former officer and director of the Company, indemnified the Company against any loss or expense relating to the transferred operations or assets and also released the Company from any claims which either of them may have had against the Company. Mr. Barton will have the right to use the name “Pinewood Imports, Ltd.” or any similar name in the conduct of the transferred business operations.

Indebtedness of Management
There have been no borrowings by management from the Company.

LEGAL PROCEEDINGS

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses. There are no proceedings pending in which any of our officers, directors, promoters or control persons are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws or their Chinese counterparts.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently listed for trading in the over-the-counter market on the NASD “Electronic Bulletin Board” (Symbol: ”MBSN.OB”). Since we initially registered shares for public trading in 2006, our common stock has not had any trading volume. Prior to the Share Exchange, Allied’s stock did not trade in any public markets.

There are no outstanding options or warrants to purchase that can be converted into our common equity. As provided in the Share Exchange Agreement, if Allied achieves certain profit targets for 2008 through 2011, we may distribute some or all of 1,600,000 Incentive Shares to those persons who were the holders of Allied’s common stock at the time of the Share Exchange.

At May 14, 2007, there was no closing bid price of our common stock. We have approximately 40 record holders of our common stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Pursuant to the Share Exchange and the series of transactions related thereto, Mill Basin’s shareholders will only hold approximately 3.65% of our common stock.

Dividends

All of our business is conducted through our subsidiaries based in China. As stated above in the Risk Factors section, Renminbi, or RMB, is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to make dividends or other payments in United States dollars. However, in accordance with the existing foreign exchange regulations in China, Allied is able to pay dividends in foreign currencies, without prior approval from the SAFE, by complying with certain procedural requirements. There can be no assurance that the current foreign exchange measures will not be changed in a way that will make payment of dividends and other distributions outside of China more difficult or unlawful. As a result, if we intend to distribute profits outside of China, there can be no assurance that we will be able to obtain sufficient foreign exchange to do so. Additionally, we cannot provide any assurance that China regulatory authorities will not impose further restrictions on the convertibility of the RMB. Since our subsidiaries in China, both direct and indirect, generate virtually all of our revenue, and these revenues are currently denominated in RMB, any future restrictions on currency exchanges may limit our ability to repatriate such revenues for the distribution of dividends to our shareholders.

SAFE regulations have required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to burdensome payment restrictions and reporting, the ability of a company with its principal operations in China to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business in which they own for other reasons. Relevant Chinese law and regulation permit payment of dividends only from retained earnings, if any, determined in accordance with Chinese accounting standards and regulations. It is possible that Chinese tax authorities may require changes in our reported income that would limit our ability to pay dividends and other distributions. Chinese law requires companies to set aside a portion of net income to fund certain reserves, which amounts are to distributable as dividends. These rules and possible changes could restrict a company in China from repatriating funds to us and our shareholders as dividends.

Securities authorized for issuance under equity compensation plans
At present, the Company has 1,500,000 shares authorized for issuance under equity compensation plans. However, no options for such shares have been granted as yet.

RECENT SALES OF UNREGISTERED SECURITIES

To accomplish the Share Exchange with Allied, we issued on May 15th an aggregate of 13,000,000 shares of our common stock in exchange for all of Allied’s issued and outstanding common stock and we issued 266,666 shares of our Series A Preferred Stock in exchange for 2,666,667 shares of Allied Series A Preferred Stock. The shares were issued to eight accredited investors: Clear Honest Holdings Limited (100% owned by Hui Xiaobing), Chardan China Investments, LLC, Monarch Capital Fund, Limited, Midsouth Investors Fund, LP, Harborview Master Fund, LP, Craig Samuels, J.W. Partners, L.P. and J. Wild Fund, L.P. This issuance was pursuant to the exemption from registration under Section 4(2) of the Securities Act for issuances not involving any public offering.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 74,000,000 shares of common stock, par value $.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this filing, we have 13,450,000 shares of common stock issued and outstanding and 266,667 shares of Series A Preferred Stock issued and outstanding. The following summary description relating to our capital stock does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and Bylaws.

Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion or sinking fund provisions applicable to the common stock. The common stock is subject to redemption, purchase or acquisition by us for fair value. All outstanding shares of common stock are fully paid and nonassessable.

In addition to the stock issued as of the date of the Share Exchange, we have agreed to issue as additional purchase price for the stock of Allied, up to 1,600,000 shares of our common stock as Incentive Shares to certain of Allied’s former shareholders if we achieve specified after-tax profit targets for fiscal years 2008 through 2011, excluding the effect of any charges to the company’s earnings as a result of the issuance of the Incentive Shares. 400,000 shares will be issued for each year in which the target is met or exceeded.

Taking into account the stock reserved for issuance in connection with Allied Option Plan and the Incentive Shares, we could have outstanding as many as 16,550,000shares, leaving approximately 60,000,000 authorized shares available for issuance for other purposes. Authorized but unissued shares of common stock may be issued without shareholder approval.

Series A 7% Convertible Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock and authorizes the Board of Directors to designate the relative rights and preferences of the preferred stock, which may be issued in one or more series.

On May 14, 2007, the Board of Directors designated its Series A 7% Convertible Preferred Stock, consisting of 300,000 shares, par value $.001 per share. The Certificate of Designations reflecting the rights and preferences of the Series A shares was filed on May 15, 2007.

The stated value of each share of the Series A stock is $37.50. Those shares accrue dividends at the rate of 7% per annum, which dividends are payable (i) on the occurrence of a liquidation event or (ii) if the Series A shares are redeemed.

Each share of Series A preferred is convertible at the election of the holder into 10 shares of Common Stock of the Company. (This ratio is subject to equitable adjustment in the event of a forward or reverse split of the Company’s Common Stock.) Any outstanding shares of the Series A stock will be automatically converted into Common Stock at the same ratio if one of the following conditions is satisfied: (i) the holders of a majority of such outstanding shares consent in writing to such conversion, (ii) there is a closing of an underwritten public offering of shares of Common Stock with gross proceeds of not less than $24 million (reduced by the gross amount of any private placements consummated by the Company after the filing of the Certificate of Designations and prior to such public offering) at a public offering price of not less than $6.38 per share (subject to adjustment for stock splits, dividends or similar reclassifications), but not before the resale of such shares of Common Stock is covered by an effective registration statement, or (iii) there is a merger or business combination with a publicly traded company whose securities on listed or quoted on one of certain specified markets.

On or after January 31, 2008, the holders of the then outstanding Series A shares, voting together as a class, may require the Company, if it may lawfully do so, to redeem all of part of the outstanding Series A shares for the stated value of those shares. The Company will then give the holders at least 60 days’ notice of the date fixed for the redemption. The right to convert and the accrual of dividends on those shares will terminate on the redemption date. If the Company does not have sufficient funds legally available to redeem all the shares to be redeemed on that date, it will redeem a pro rata number of shares and then redeem the remaining shares as soon as sufficient funds are legally available to do so.

The Company is required to have on reserve at all times a number of shares of Common Stock equal to 125% of the number of shares which would be issuable on the conversion of all of the then outstanding Series A shares. If necessary, the Company will undertake to obtain the appropriate approvals necessary to increase the authorized shares of the Company’s Common Stock.

In the event of certain “liquidation events” (such as, but not limited to, a bankruptcy or similar event, an assignment for the benefit of its creditors, the sale or transfer of all or substantially all of the Company’s assets in one transaction or in a series of related transactions, or a merger or consolidation of the Company in which the stockholders of the Company immediately before the transaction thereafter own less than 50% of voting securities of the combined or surviving entity), the shares of the Series A stock have a preference over holders of other common or preferred shares in the allocation of the Company’s assets which are distributable to shareholders of the Company.

The holders of Series A stock will vote separately as a class on all matters which may adversely alter, reduce or affect any of the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any of the Series A stock or which increase or decrease the number of authorized shares of the Series A stock.

The Company may not take certain actions with the affirmative consent of a majority in interest of the then outstanding Series A shares. Such actions include, but are not limited to: (i) selling, transferring or disposing of all or substantially all of the Company’s undertakings or assets; (ii) entering into any partnership or joint venture with any person to which the Company devotes or commits a majority of its assets or resources; (iii) the declaration and payment of any dividend with respect to any other shares; (iv) passing any resolution for the Company’s winding up or dissolution; (v) the licensing by the Company of its technology or other rights in such a manner as to have the same economic effect as a sale or disposition of all or substantially all of the assets of the Company; (vii) the making or permitting of any material alteration (including cessation) to the general nature of the Company’s business; (viii) authorizing and approving any issuance of shares that have rights, preferences or privileges that are senior to those of the Series A shares; or (ix) the repurchase by the Company of any of its issued and outstanding shares (with certain limited exceptions).

Material Modification to Rights of Security Holders

Prior to the transaction, the Company had only common stock issued and outstanding. In connection with the transaction, the Company issued 266,666 shares of Series A that will have certain rights and preferences senior to those of our common stock. (See “Description of Securities- Series A Preferred Stock”) Those rights include the following:

Liquidation Preference. Upon a liquidation of the Company, the holders of the Series A will be entitled to receive a return of the price they paid for their stock, plus all accrued but unpaid dividends, prior to the distribution of any proceeds of the liquidation to the holders of the Company’s common stock.

Dividends and Redemptions. The Series A will have dividend rate of 7% per annum.  So long as any shares of Series A shall are outstanding the Company may not declare or pay a dividend, other than a common stock dividend, to the holders of our common stock, nor may the Company redeem any shares of common stock, except for acquisitions of shares pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company) until all accrued dividends on the Designated Series A have been paid or have been declared and set apart.

Voting Rights. Certain actions of the Company that previously could be approved by a majority vote of the holders of our common stock now also require the affirmative vote of the majority in interest of the holders of the Series A voting as a class. Those actions include the following:

i. selling, transferring or disposing of all or substantially all of the Company’s undertakings or assets;

ii. the entering into any partnership or joint venture with any person to which the Company devotes or commits to devote a majority of its assets or resources;

iii. the declaration and payment of any dividend of the Company with respect to any shares other than the Series A;

iv. passing any resolution for the Company’s winding up or dissolution or any petition for administration;

v. the licensing by the Company of its technology or other rights in such a manner as to have the same economic effect as a sale or disposition of all or substantially all of the assets of the Company;

vi. generally , authorizing any consolidation, merger or other business combination or amalgamation of the Company;

vii. the making or permitting of any material alteration (including cessation) to the general nature of the Company’s business;

viii. authorizing and approving any issuance of shares that have rights, preference or privileges that are senior to any of the rights, preferences or privileges of the Series A or other securities, to the extent the consent of the Company to the specific transaction is required to effectuate the same; or

ix. the repurchase by the Company of any of its issued and outstanding shares, other than repurchase of shares of Common Stock from employees or consultants upon termination of their employment or service to the Company pursuant to agreements providing for such repurchase.

Options

The Company has adopted an option plan reserving for issuance up to 1,500,000 shares of its Common Stock upon the exercise of options. However, no options have been granted under the option plan as of yet.

Registration Rights

Pursuant to the Share Exchange Agreement, the Company has agreed to file a resale registration statement covering the 105,400 shares held by the Mill Basin Guarantors.

In addition, the Company has agreed to file a resale registration statement with the SEC covering the common stock underlying the Series A Preferred Stock issued in the Share Exchange by the earlier of 90 days following the completion of the acquisition of Allied or the six-month anniversary of the closing of the private placement conducted by Allied in January 2007. The Company is required to use its best efforts to keep that registration statement effective until all of the shares covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k). If certain events occur, then we will be liable to pay liquidated damages of 2% of the aggregate purchase price paid for the Series A preferred stock, up to a limit of 48%. At the election of the holder, the liquidated damages may be paid in either additional shares of Series A Preferred Stock or, if that stock has already been converted, into that number of shares of common stock into which the Series A Preferred shares would have been convertible.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 78.7502 and 78.751 of the General Corporation Law of Nevada provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Nevada Law provides, among other things, that a corporation may indemnify a person who was or is a party to or is threatened to be made a party to, any threatened pending or completed action by reason of their service to the corporation. Expenses include attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action suit or proceeding. In order to be entitled to indemnification such person must have reasonably relied on information provided by the corporation or acted in good faith. Further, discretionary indemnification may be authorized by the Board of Directors, the stockholders, a majority vote of a quorum of disinterested directors, or if no quorum can be obtained, by legal opinion of counsel. Article XIII of the our Articles of Incorporation provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the General Corporation Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Selected quarterly financial data

As Mill Basin does not have securities registered pursuant to Section 12 (b) of the Exchange Act, this information is not required.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There is nothing to report under this item.

WHERE YOU CAN FIND MORE INFORMATION

We intend to file a registration statement with the SEC covering certain securities that were issued prior to the Share Exchange, specifically, 105,400 shares held by the Mill Basin Guarantors and the 2,666,660 shares of common stock underlying the Series A Preferred Stock.

As noted above, to date, we have not registered securities pursuant to Section 12 of the Act and our Section 15(d) reporting obligations have been suspended, which means we are considered a “voluntary filer” under SEC regulations. We are, therefore, not currently obligated to file any periodic reports under the Exchange Act, to follow the SEC’s proxy rules or to distribute an annual report to our securities holders. However, we still intend to file annual, quarterly and special reports, and other information with the SEC, even though we are not required to do so. We intend to become a Section 12 registrant following the completion of the Share Exchange, which will subject us to the Exchange Act periodic reporting obligations (including, without limitation, the requirement to file annual reports) and the SEC proxy and annual report requirements, with which we will comply. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, and other information we file electronically with the SEC.

Section 9 - Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(a)	Financial Statements

UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

MILL BASIN TECHNOLOGIES, LTD.

AND

ALLIED MORAL HOLDINGS, LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED NOVEMBER 30, 2006

The following unaudited pro forma combined balance sheet as of November 30, 2006 and the unaudited pro forma combined statements of operations for the year ended November 30, 2006 are based on the historical financial statements of Mill Basin Technologies, Ltd. (“Mill Basin”) and Allied Moral Holdings, Ltd. and Subsidiaries (“Company”) after giving effect to Mill Basin’s acquisition of the Company using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements as if such acquisition had occurred as of November 30, 2006 for the balance sheet, and December 31, 2005 for statement of operations for pro forma financial statements purposes.

The merger between Mill Basin and the Company has been accounted for as a reverse acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The combination of the two companies is recorded as a recapitalization of the Company pursuant to which the Company is treated as the continuing entity. In connection with the acquisition, Mill Basin will acquire all of the outstanding capital stock of the Company to which the Company will merge with and into. At the effective time of the merger, Mill Basin will acquire the Company in exchange for (i) an aggregate of 15,666,667 shares of common stock, at $0.001 par value of Mill Basin (the “Mill Basin Common Stock”) and (ii) an aggregate of up to 1,238,100 shares of Mill Basin Common Stock (the “Incentive Shares”) payable to the holders of Company Ordinary Shares, in the event Mill Basin achieves the After Tax Profit targets, as defined in the agreement. Mill Basin shall also assume the obligation of the Company to pay contingent consideration to Chardan Capital, of up to 361,900 shares of Mill Basin Common Stock, if the After-Tax Profit targets set forth are met (the “Contingent Shares”). The Mill Basin Common Stock issuable to the shareholders of the Company pursuant to the merger, shall represent approximately 97.21% of the issued and outstanding shares of the Mill Basin’s common stock after giving effect to Mill Basin’s acquisition of the Company.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined consolidated financial position or results of operations in future periods or the results that actually would have been realized had Mill Basin and the Company been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Mill Basin’s historical financial statements included in its Annual Report on Form 10-KSB for the year ended November 30, 2006, and the Company’s historical consolidated financial statements for the year ended December 31, 2006, which are included as Exhibits 99.1, to this Form 8-K.

MILL BASIN TECHNOLOGIES, LTD.

AND

ALLIED MORAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED NOVEMBER 30, 2006

NOTE 1  Basis of Pro Forma Presentation

On May 15, 2007, Mill Basin Technologies, Ltd. (“Mill Basin”), completed the acquisition of Allied Moral Holdings, Ltd. and Subsidiaries (“Company”), an international business company organized under the laws of the British Virgin Islands (“BVI”), pursuant to the terms of the Securities Exchange Agreement.

The unaudited pro forma combined balance sheet as of November 30, 2006 and the unaudited pro forma combined statements of operations for the year ended November 30, 2006 are based on the historical financial statements of Mill Basin Technologies, Ltd. (“Mill Basin”) and Allied Moral Holdings, Ltd. and Subsidiaries (“Company”) after giving effect to Mill Basin’s acquisition of the Company using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements as if such acquisition had occurred as of November 30, 2006 for the balance sheet, and December 1, 2005 for statement of operations for pro forma financial statements purposes.

NOTE 2  Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on November 30, 2006 for balance sheet purposes and on December 1, 2005 for statements of income purposes and reflects the following pro forma adjustments:

(a) To reflect 9,700,000 shares of Mill Basin’s common stock contributed as treasury stock by the controlling stockholders to be effectuated upon the closing of the merger between Mill Basin and the Company.

(b) To reflect the issuance of 15,666,667 shares of Mill Basin's common stock (on a common share equivalent basis) for the acquisition of all of the outstanding capital stock of the Company. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Mill Basin with the former shareholders of Mill Basin retaining 450,000 shares or approximately 2.79% of the outstanding stock upon the closing of the merger between Mill Basin and the Company.

(c) To reclassify the Company’s common stock and discount on capital issuance as accumulated deficit in connection with the reverse acquisition.

(d) To reclassify Mill Basin’s accumulated deficit as additional paid-in capital in connection with the recapitalization of Mill Basin.

e) Exhibits

Exhibit No.   Description

2.1	Articles of Incorporation*
2.2	Amendment to Articles of Incorporation filed on September 6, 2006**
2.3	Amendment to Articles of Incorporation
2.4	Certificate of Designation for Series A Preferred Stock
6.1	Securities Exchange Agreement
99.1	Allied Moral Financial Statements
99.2	Pro Forma Financial Statements

*	Incorporated by reference from the Company's registration statement on Form SB-2 filed on February 27, 2006.
**	Incorporated by reference from the Company's Current Report on Form 8-K filed on September 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huiheng Medical Inc (Registrant)

Date: May 15, 2007	By:	/s/ Li Bo
Name: Li Bo
Title: Secretary